UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

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Message to our Shareholders

Stephen G. Oswald
Chairman, President and
Chief Executive Officer

Dear Fellow Shareholders:

It is my pleasure to invite you to the 2023 Ducommun Incorporated Annual Meeting of Shareholders (the “Annual Meeting”).

Once again, our Annual Meeting will be conducted online through a live audiocast, which is often referred to as a “virtual meeting” of shareholders. Our digital format will allow our shareholders to participate safely, conveniently, and effectively, from any location with access to the internet. We intend to hold our virtual Annual Meeting in a manner that affords shareholders the same general rights and opportunities to participate, to the extent possible, as they would have at an in-person meeting.

The Annual Meeting will be held on Wednesday, April 26, 2023 at 9:00 a.m., Pacific Time and you will be able to attend online, vote your shares electronically, and submit your questions by visiting www.virtualshareholdermeeting.com/DCO2023 and entering your control number. You will not be able to attend the Annual Meeting in person. The attached Notice of Annual Meeting of Shareholders and Proxy Statement discuss the items scheduled for a vote by shareholders at the meeting.

The Securities and Exchange Commission rules allow companies to furnish proxy materials to their shareholders over the Internet. As a result, most of our shareholders will receive a notice in the mail regarding the availability of proxy materials for the Annual Meeting on the Internet instead of paper copies of those materials. The notice contains instructions on how to access the proxy materials over the Internet and instructions on how shareholders can receive paper copies of the proxy materials, including a proxy or voting instruction form. This process expedites shareholders’ receipt of proxy materials and lowers the cost of our Annual Meeting. The Board of Directors has fixed the close of business on February 27, 2023, as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting.

In 2022, with management continuing to build on its demonstrated track-record of strong operational leadership and cost management, along with the continued improvement in the commercial aerospace market and a solid defense business, our shareholders were the beneficiaries of year-over-year double digit growth in revenue and a relative total shareholder return that has consistently outperformed others in our peer group. I also want to thank our shareholders for sticking with us in 2022 and supporting the Company, my team and our board as we gave our best efforts in overcoming the many challenges and crises over the past few years, and as we position the Company for an exciting future ahead.

Finally, it is important that your shares be represented and voted at the Annual Meeting. Whether or not you plan to attend, please sign, date and return the enclosed proxy card or vote by telephone or using the internet as instructed on the enclosed proxy card. Please vote your shares as soon as possible. This is your Annual Meeting, and your participation is important.

Sincerely,

200 Sandpointe Avenue, Suite 700
Santa Ana, California 92707-5759
(657) 335-3665

April 26, 2023

DATE & TIME:
Wednesday, April 26, 2023
9:00 a.m. Pacific Time

PLACE: Online via live audio webcast at
www.virtualshareholdermeeting.com/DCO2023

Meeting Agenda

1.	Elect three directors named in the Proxy Statement to serve on the Board of Directors until Ducommun’s 2026 Annual Meeting of Shareholders and until their successors have been duly elected and qualified, subject to their earlier death, resignation or removal

2.	Approve Ducommun’s executive compensation on an advisory basis

3.	Approve the frequency of future advisory votes on executive compensation on an advisory basis

4.	Ratify the selection of PricewaterhouseCoopers LLP as Ducommun’s independent registered public accounting firm for the year ending December 31, 2023

5.	Transact any other business as may properly come before the meeting or any adjournment thereof

By Order of the Board of Directors
Santa Ana, California March 14, 2023	Rajiv A. Tata Secretary

NOTICE

of Annual Meeting
of Shareholders

RECORD DATE:

February 27, 2023

Your vote is very important. Please read the proxy materials carefully and submit your votes as soon as possible by the methods set forth below to ensure your shares are represented at the 2023 Annual Meeting of Shareholders. Instructions for accessing the virtual annual meeting are more fully described in the accompanying proxy statement and a list of registered shareholders as of the record date will be accessible during the meeting at www.virtualshareholdermeeting.com/DCO2023. The record date for the annual meeting is February 27, 2023. Only shareholders of record at the close of business on that date may vote at the annual meeting or any adjournment thereof.

Important notice regarding the availability of proxy materials for the shareholder meeting to be held on April 26, 2023:

The Notice of Annual Meeting, our Proxy Statement and our Annual Report to Shareholders are available at http://materials.proxyvote.com/264147

REVIEW YOUR PROXY STATEMENT AND VOTE IN ONE OF FOUR WAYS:
Please refer to the enclosed proxy materials or the information forwarded by your bank, broker or other holder of record to see which voting methods are available to you.	BY INTERNET Go to www.proxyvote.com and follow the instructions	BY TELEPHONE Call 1-800-690-4903 prior to 11:59 pm on April 25, 2023	BY MAIL Sign the enclosed proxy card and mail it promptly in the enclosed postage-prepaid envelope	AT THE MEETING See page 71 for more information.

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Proxy Summary

This proxy summary highlights information generally contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider, and we encourage you to read the entire Proxy Statement before voting your shares. For additional and more complete information regarding our 2022 performance, please review Ducommun’s Annual Report on Form 10-K for the year ended December 31, 2022.

This Proxy Statement is first being made available to our shareholders on or about March 14, 2023.

2023 Annual Meeting of Shareholders

Date and Time:	Place:	Record Date:

Wednesday, April 26, 2023, at 9:00 a.m. Pacific Time	Online via live audio webcast at www.virtualshareholdermeeting.com/DCO2023	February 27, 2023

Admission: To participate in the Annual Meeting online, including to vote during the Annual Meeting, shareholders will need the 16-digit control number included on their proxy card, the Notice or voting instruction form, or to contact their bank, broker or other nominee (preferably at least 5 days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in, or vote at the Annual Meeting.

Meeting Agenda and Voting Matters

Proposal	Board’s recommendation	More information
Elect three directors to serve until the 2026 Annual Meeting	FOR each nominee	Page 8
Approve Ducommun’s executive compensation on an advisory basis	FOR	Page 32
Approve the frequency of future advisory votes on executive compensation on an advisory basis	N/A	Page 64
Ratify the selection of the independent registered public accounting firm	FOR	Page 65

2022 Performance and Ten-Year Highlights

The year ended December 31, 2022 saw Ducommun attain double-digit revenue growth fueled by the recovery of the commercial aerospace market, which was a remarkable achievement despite the lingering effects of the COVID-19 pandemic and the challenges following the Boeing 737 MAX grounding. We effectively leveraged many of our successes from 2020 and 2021 and continued to benefit from offloading from defense primes, as demonstrated by our historically strong defense backlog - a clear sign that customers speak with orders, and which we believe positions Ducommun very well moving forward. In addition, our cost actions and lean organizational structure continued to provide significant value, with general and administrative (“SG&A”) expense among industry leaders, especially at the corporate level, and the implementation of a major restructuring initiative expected to accelerate the achievement of our strategic goals and objectives. 2022 also marked the fifth year since Mr. Oswald, our Chairman, President and CEO, joined the Company, and the graphs below depict the significant positive impact his leadership has had on our performance along several key metrics when viewed in the context of the past 10 years:

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2013 - 2022 Shareholder Value by Market Capitalization (in $millions)(1)	2013 - 2022 Net Revenue (in $millions)

2013 - 2022 Adjusted Operating Income (in $millions) and % of Net Revenues	2013 - 2022 Employee Count and Net Revenue per Employee (in $000s)

2013 - 2022 Backlog (in $millions)(2)	2013 - 2022 Adjusted EBITDA and % of Net Revenues (in $millions)

(1)	2022 data based on 12,106,285 shares outstanding and closing price of $49.96 per share as of December 31, 2022.
(2)	Adjusted Operating Income, Backlog, and Adjusted EBITDA are non-GAAP financial measures. For a discussion of these measures and for a reconciliation to the most directly comparable GAAP measures, see Appendix A to this Proxy Statement.

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Total Shareholder Return vs. Proxy Peers and Russell 2000

Comparison of 5 Year* Cumulative Total Return
Ducommun Inc. vs. Median of Peers** and Russell 2000
Assumes Initial Investment of $100 as of
December 31, 2017

*	Data depicted in the graph is as of December 31 of each year.
**	For information about our peer group, see “Compensation Discussion and Analysis–Benchmarking and Peer Groups.”

	Cumulative Total Shareholder Return as of December 31,
	2018	2019	2020	2021	2022
Ducommun Incorporated	$128	$178	$189	$164	$176
Russell 2000 Index	$89	$112	$134	$154	$122
Median of proxy peers	$94	$114	$101	$94	$83

Our relative total shareholder return compared to the Russell 2000 Index over the 3-year period between 2020 and 2022 was in the 48th percentile, ranking 869th out of 2000 companies.(3)

(3)	“Final Payout Determination for Performance Shares Granted in 2020,” Willis Towers Watson, January 20, 2023.

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Information About the Board of Directors

Director	Age	Gender	Under- represented	Principal Occupation	Director Since	Term Expires	Independent?	Committees
Nominees for election at the 2023 Annual Meeting
Richard A. Baldridge	64	M	Y	Vice Chairman, Viasat Inc.	2013	2023	Yes	Audit Innovation
Stephen G. Oswald	59	M	N	Chairman, President and Chief Executive Officer, Ducommun Incorporated	2017	2023	No	Innovation
Samara A. Strycker	51	F	N	Senior Vice President, Corporate Controller and Treasurer, Navistar International Corporation	2021	2023	Yes	Audit
Continuing Directors
Shirley G. Drazba	65	F	N	Former Corporate Vice President, Product Line Strategy and Innovation, IDEX Corporation	2018	2024	Yes	Comp Innovation (chair)
Robert C. Ducommun	71	M	N	Business Advisor	1985	2025	Yes	Audit G&N (chair)
Dean M. Flatt Independent Lead Director	72	M	N	Former President, Defense & Space, Honeywell International	2009	2025	Yes	Comp (chair) G&N
Jay L. Haberland	72	M	N	Former Vice President, United Technologies Corporation	2009	2024	Yes	Audit (chair) Comp
Sheila G. Kramer	63	F	N	Chief Human Resources Officer, Donaldson Company, Inc.	2021	2024	Yes	G&N

Ducommun is very proud that women and an individual from an underrepresented background collectively comprise half of our Board of Directors (the “Board”). The tenure of our directors, the change in gender diversity since 2018, our Board’s overall diversity compared to our peer group and our Board’s independence are summarized in the graphs below.

Directors’ Tenure	Director Diversity & Independence (%)

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Director Gender Diversity 2018 - 2022 (%)	Diversity of Ducommun’s Board Compared to Proxy Peers (%)

Corporate Governance Highlights

•	Stringent stock ownership guidelines for directors and executive officers

•	Lead Independent Director with significant authority and responsibilities

•	All committees except the Innovation Committee are made up entirely of independent directors

•	The Board and each Board committee conducts an annual self-evaluation

•	All directors attended at least 80% of all Board and applicable committee meetings during 2022

•	Board-level oversight of ESG and cybersecurity initiatives

•	Regular shareholder engagement activities

•	Clawback policy applies to all incentive compensation and vested performance-based equity awards

•	Company-wide prohibition on hedging or pledging Ducommun securities

•	Annual advisory vote on executive compensation

•	Confidential ethics hotline available 24/7 by telephone or internet

Executive Compensation Highlights

Our executive compensation program is oriented towards a pay-for-performance approach. In 2022, performance-based compensation represented a significant percentage of the total target compensation for each of the named executive officers.

2022 Target Pay Mix*

CEO Target Compensation Mix	Other NEO Target Compensation Mix

*	“Long-Term Incentives” includes the grant date closing price value of both equity and performance-based long-term incentive cash awards in 2022. Please also note that we do not offer any type of pension plan for our CEO or NEOs.

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Environmental and Safety Highlights

Over the four-year period between January 1, 2019, and December 31, 2022, Ducommun’s lost time incident rate(4) decreased by approximately 78% and the total recordable incident rate(5) decreased by approximately 71%:

Lost Time Incident Rate	Total Recordable Incident Rate

Between 2019 and 2022, there was a 30% decrease in combined Scope 1 and 2 greenhouse gas emissions, and a 16% reduction in Ducommun’s total energy usage:

Scope 1 and 2: Greenhouse Gas Emissions (tons CO2)	Total Energy Use (GigaJoules)

(4)	Lost time incidents are defined as incidents that resulted in days away from work. This measure is similar to the days away, restricted or transferred metric utilized by the Occupational Safety and Health Administration. The annual lost time incident rate is calculated by dividing the total number of lost time injuries in a year by the total number of hours worked in a year.
(5)	The total recordable incident rate is calculated by multiplying the annual number of OSHA Recordable Cases by 200,000, and dividing the product by the total hours worked by all employees during the year. The number 200,000 is used in the calculation to represent the number of hours worked in a year by 100 employees working 40 hours per week over 50 weeks, which provides the basis for calculating the incident rate for the entire year.

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Important Note Regarding Forward-Looking Statements

This Proxy Statement includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical or current facts, including statements regarding the future results of our operations, expected benefits of our restructuring plan, and our environmental and other sustainability plans, made in this Proxy Statement are forward-looking. We use words such as anticipates, believes, expects, future, intends, and similar expressions to identify forward-looking statements. Forward-looking statements reflect management’s current expectations and are inherently uncertain. Actual results could differ materially for a variety of reasons. Risks and uncertainties that could cause our actual results to differ significantly from management’s expectations are described in our 2022 Annual Report on Form 10-K. Website references throughout this Proxy Statement are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this document.

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Proposal 1
Election of Directors

Three directors (out of a total of eight) are to be elected at the Annual Meeting to serve for a three-year term ending at the Annual Meeting of Shareholders in 2026 and the election and qualification of their respective successors. The nominees for such positions are Richard A. Baldridge, Stephen G. Oswald and Samara A. Strycker. In the absence of a contrary direction, proxies will be voted for the election of Ms. Strycker and Messrs. Baldridge and Oswald. If any nominee becomes unable or unwilling to serve as a director at the time of the Annual Meeting, the individuals named as proxies may vote for a substitute nominee chosen by the present Board to fill the vacancy. Alternatively, the Board may reduce its size. We have no reason to believe that Ms. Strycker or Messrs. Baldridge or Oswald will be unwilling or unable to serve for the stated terms if elected as directors. In the event that anyone other than Ducommun’s three nominees is nominated for election as a director, the proxy holders are not required to vote for all of the nominees and in their discretion may cumulate votes.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF MS. STRYCKER AND MESSRS. BALDRIDGE AND OSWALD AS CLASS OF 2026 DIRECTORS.

Corporate Governance

Directors’ Skills and Diversity

The Board of Directors believes that its members should possess a combination of skills, professional experience, and diversity of backgrounds necessary to oversee our management and support the interests of our shareholders. In addition, the Board has outlined in our Corporate Governance Guidelines certain attributes it believes every director should possess. Accordingly, the Board and its Corporate Governance and Nominating Committee consider the qualifications of directors and director candidates both individually and in the broader context of the Board’s overall composition and our current and future needs.

The Corporate Governance and Nominating Committee is responsible for developing and recommending director membership criteria to the Board for approval. The current criteria include independent and sound judgment, integrity, the ability to commit sufficient time and attention to Board activities, and the absence of potential conflicts with our interests. In addition, the Corporate Governance and Nominating Committee periodically evaluates the composition of the Board to assess the skills, experience, and perspectives that are currently represented and to determine which of those attributes will be valuable in the future given our current state and strategic direction. As part of this periodic assessment, the Corporate Governance and Nominating Committee also evaluates the effectiveness of the overall Board dynamic, including the effectiveness of our initiatives related to Board diversity.

While we do not have a formal policy on Board diversity, Ducommun’s Corporate Governance Guidelines reflect the Board’s belief that a blend of different perspectives contributes to the quality of the Board’s oversight and is an essential component of effective governance. We therefore are committed to the perspective that Board diversity is not reflected solely in the variety of our directors’ professional backgrounds and experiences. Rather, we believe that the quality of our deliberations and decisions, and of our overall governance, is enhanced by the perspectives represented by directors with different personal characteristics, particularly, gender, race, cultural heritage and age. As a result, the Corporate Governance and Nominating Committee has been deliberate in striving to achieve a broad range of diversity in the pools from which qualified director candidates are selected, as it has worked over the past few years to identify successors to a group of very capable directors. Over that time and with the assistance of Spencer Stuart, an independent executive search firm, the Corporate Governance and Nominating Committee successfully identified and engaged Mmes. Drazba, Kramer and Strycker, each from competitive pools of candidates, and recommended to the Board that they each be appointed as directors. We are very proud that women and a member from an underrepresented background collectively comprise half of our Board.

The Corporate Governance and Nominating Committee supports the Board’s commitment to engaging a diverse field of director candidates. As Board seats become available, the Corporate Governance and Nominating Committee will continue to actively identify qualified women and individuals from underrepresented communities to include in the pool from which Board nominees are chosen. The Corporate Governance and Nominating Committee is confident that this commitment will contribute to better representation and higher visibility for individuals with diverse perspectives and personal characteristics.

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In evaluating director candidates, and considering incumbent directors for re-nomination to the Board, the Corporate Governance and Nominating Committee has reviewed a variety of factors, including each nominee’s independence, financial literacy, personal and professional accomplishments, and experience. Below is a matrix of the skills represented on our Board.

	Oswald	Baldridge	Drazba	Ducommun	Flatt	Haberland	Kramer	Strycker
Senior Leadership Significant experience leading organizations, developing business strategies and talent
Global/International Global business and international experience necessary for expanding the footprint of the organization
Financial Expertise with complex financial transactions and optimizing capital structures
Aerospace & Defense Industry Industry experience that provides insight on issues unique to the A&D industry
Manufacturing Experience managing the operations of a complex A&D business
Technology Experience identifying technological advances that may affect our business
Strategy, Business Development and M&A Experience with identifying M&A targets that will advance strategic objectives
Product Marketing/Innovation Experience in new product development and growing market share
Cybersecurity/Information Security Experience with successfully implementing and overseeing measures to prevent data breaches
Human Capital Expertise in compensation design and managing human capital issues
Sustainability Experience in the areas of environmental impact, corporate responsibility or sustainability strategies
Public Company Board
Understanding of the extensive and complex oversight responsibilities of public company boards to protect the interests of shareholders based on experience serving on other public company boards

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Directors’ Backgrounds and Qualifications

The following information is furnished as of March 14, 2023, with respect to each person who is a nominee for election to the Board, as well as our other five directors whose terms of office will continue after the Annual Meeting.

Nominees For Election

RICHARD A. BALDRIDGE Vice Chairman, Viasat, Inc. Age: 64 Director Since: 2013 Term Expires: 2023 Committees: • Audit and Innovation

Professional background

Mr. Baldridge is Vice Chairman of Viasat, Inc., a global communications company. Mr. Baldridge joined Viasat in 1999, serving as Executive Vice President, Chief Financial Officer and Chief Operating Officer from 2000, as Executive Vice President and Chief Operating Officer from 2002, as President and Chief Operating Officer from 2003, and as President and Chief Executive Officer from November 2020 until June 2022. In July 2022, Mr. Baldridge was appointed Vice Chairman of Viasat. Before joining Viasat, Mr. Baldridge was Vice President and General Manager of Raytheon Corporation’s Training Systems Division, and he held executive roles with Hughes Information Systems and Hughes Training Inc. before they were acquired by Raytheon in 1997. Mr. Baldridge is also a director of EvoNexus, a non-profit business incubator.

Key qualifications

As Vice Chairman of a leading provider of satellite communications systems and services and secure networking systems, Mr. Baldridge contributes to the Board broad operational and financial experience and an understanding of the defense markets that Ducommun serves.

Other public company directorships

Viasat (since 2016)

STEPHEN G. OSWALD Chairman, President and Chief Executive Officer Age: 59 Director Since: 2017 Term Expires: 2023 Committee: • Innovation

Professional background

Mr. Oswald has been the President and Chief Executive Officer of Ducommun since January 2017, and Chairman of the Board since May 2018. From 2012 to 2015, Mr. Oswald was Chief Executive Officer of Capital Safety Company, a manufacturer of fall protection, confined space, and rescue equipment. He elected to take time off from his career after the sale of Capital Safety Company to 3M Co. to manage personal investments. Before joining Capital Safety Company, Mr. Oswald spent approximately 15 years in various leadership roles at United Technologies Corporation, including as President of the Hamilton Sundstrand Industrial division.

Key qualifications

As Chairman, President and Chief Executive Officer, Mr. Oswald provides management’s perspective in board discussions about Ducommun’s business and strategic direction.

SAMARA A. STRYCKER Senior Vice President, Corporate Controller and Treasurer, Navistar International Corporation Age: 51 Director Since: 2021 Term Expires: 2023 Committee: • Audit

Professional background

Ms. Strycker has been the Senior Vice President, Corporate Controller and Treasurer of Navistar International Corporation, a leading manufacturer and solutions provider for commercial trucks and engines, since January 2022. Previously, Ms. Strycker was the Senior Vice President and Corporate Controller of Navistar International Corporation between August 2014 and January 2022. Between 2008 and 2014, Ms. Strycker served in various controllership roles at General Electric’s Healthcare Division. Before joining General Electric, Ms. Strycker spent approximately 15 years as an auditor with PricewaterhouseCoopers LLP.

Key qualifications

As Senior Vice President, Corporate Controller and Treasurer of Navistar International Corporation, Ms. Strycker contributes to the Board extensive senior leadership experience and financial expertise.

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Continuing Directors

SHIRLEY G. DRAZBA

Corporate Vice President, Product Line Strategy & Innovation, IDEX Corporation (Ret.)

Age: 65

Director Since: 2018

Term Expires: 2024

Committees:

•   Compensation and Innovation (Chair)

Professional background

Ms. Drazba served as Corporate Vice President, Product Line Strategy & Innovation for IDEX Corporation, which designs, manufactures and markets a range of pump products, dispensing equipment, and other engineered products, both domestically and abroad, from 2014 until her retirement in 2017. Before that, Ms. Drazba spent almost 20 years at Honeywell International, Inc., a manufacturer of aerospace products and services, control technologies, automotive products, turbochargers and specialty materials, in increasingly important technical and engineering leadership positions.

Key qualifications

As a long-time executive responsible for product strategy, innovation, and commercial excellence, Ms. Drazba contributes to the Board extensive experience in creating high value opportunities for Ducommun’s product lines, as well as experience in market positioning and leading strategic acquisitions to enhance product portfolios.

ROBERT C. DUCOMMUN Business Advisor Age: 71 Director Since: 1985 Term Expires: 2025 Committees: • Audit and Corporate Governance & Nominating (Chair)

Professional background

Mr. Ducommun has been an independent business advisor for over 30 years. He was previously the Chief Financial Officer for several private companies and a management consultant with McKinsey & Company.

Key qualifications

As a former management consultant and Chief Financial Officer, Mr. Ducommun brings to the Board substantial financial acumen and leadership in setting the strategic direction for the Company, and also provides guidance on various environmental, social and governance (“ESG”) initiatives.

DEAN M. FLATT
LEAD DIRECTOR

President, Defense & Space, Honeywell International, Inc. (Ret.)

Age: 72

Director Since: 2009

Term Expires: 2025

Committees:

•   Corporate Governance & Nominating and Compensation (Chair)

Professional background

Mr. Flatt is the retired President, Defense & Space of Honeywell International, Inc., a position he occupied for three years until his retirement in 2008. Mr. Flatt was previously President, Aerospace Electronic Systems and President, Performance Materials of Honeywell.

Key qualifications

As the former President of several divisions of one of the world’s largest avionics manufacturers, Mr. Flatt contributes to the Board diverse operational experience and understanding of technologies relevant to the Company’s business.

Other public company directorships

Curtiss-Wright Company (since 2012)

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JAY L. HABERLAND Vice President, United Technologies Corporation (Ret.) Age: 72 Director Since: 2009 Term Expires: 2024 Committees: • Compensation and Audit (Chair)

Professional background

Mr. Haberland served on the board, and chaired the audit committee, of National Technical Systems (“NTS”), a portfolio company of Aurora Capital Partners, from November 2013 until the sale of NTS in September 2022. Mr. Haberland is also the retired Vice President, Business Controls of United Technologies Corporation, a position he held from 2003 until 2008. Mr. Haberland was previously the Chief Financial Officer of Sikorsky Aircraft Company, a subsidiary of United Technologies Corporation (“UTC”), and Vice President, Chief Financial Officer, Controller and Chief Accounting Officer of UTC.

Key qualifications

As the former Chief Financial Officer of one of the world’s largest helicopter manufacturers, the former Chief Accounting Officer of a world-wide diversified manufacturer, and as a certified public accountant, Mr. Haberland provides the Board with significant expertise in financial and accounting matters, as well as substantial international experience.

Other public company directorships

Wesco Aircraft Holdings, Inc. (between October 2011 and January 2020)

SHEILA G. KRAMER Chief Human Resources Officer, Donaldson Company, Inc. Age: 63 Director Since: 2021 Term Expires: 2024 Committee: • Corporate Governance & Nominating

Professional background

Ms. Kramer has been the Vice President, Chief Human Resources Officer of Donaldson Company, Inc., a provider of engine and industrial filtration solutions, since January 2020. Ms. Kramer joined Donaldson Company, Inc. in October 2015 as its Vice President, Human Resources. From 2013 to 2015, Ms. Kramer was Vice President, Human Resources of Taylor Corporation, a premier provider of interactive printing and marketing solutions to more than half of Fortune 500 companies. Before joining Taylor Corporation, Ms. Kramer spent approximately 22 years in various leadership roles at Lifetouch, Inc. one of the world’s largest employee-owned photography companies.

Key qualifications

As the current Vice President and Chief Human Resources Officer of Donaldson Company, Inc., Ms. Kramer contributes to the Board extensive senior leadership experience as well as direction on human capital issues pertinent to Ducommun’s ESG program.

Director Independence

Our Corporate Governance Guidelines provide that a majority—and preferably at least two-thirds—of the Board must be independent. The Board has determined that each of Mmes. Drazba, Kramer and Strycker, as well as Messrs. Baldridge, Ducommun, Flatt, and Haberland, qualify as independent directors as defined in the New York Stock Exchange’s (“NYSE”) listing standards.

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Board Leadership Structure

•   Stephen G. Oswald serves as the Chairman, President and Chief Executive Officer

•   Dean M. Flatt serves as the Lead Independent Director

•   7 of our 8 current directors are independent under the NYSE listing standards

•   All of the members of the Board’s Audit, Compensation and Corporate Governance & Nominating Committees are independent

Our Bylaws provide the Board with the discretion to elect a Chairman who may or may not be one of our officers. This flexibility enables the Board to decide what leadership structure is in our best interests at any given time. The Board periodically reviews its structure and our leadership as part of its succession planning process. Mr. Oswald has served as Chairman since our 2018 annual meeting.

The independent members of the Board have determined that, at this time, having the same person serve as Chairman and CEO provides us with an efficient leadership structure because it allows the Board to benefit from the CEO’s extensive knowledge of our business and strategy, promotes alignment between the Board and management on corporate strategy, facilitates management’s effective execution of that strategy, facilitates communications and relations with other members of senior leadership, and also bolsters the quality of our governance. In the future, the roles of Chairman and CEO may be filled by the same or different individuals.

The Board also believes that strong, independent leadership and oversight of management is an important component of an effective Board. To that end, the independent directors have elected Dean M. Flatt as the Lead Independent Director with significant leadership authority and responsibilities, including those as set forth below.

Board Matter	Responsibility
Agendas	• Provides input on and approves the Board agenda. • Approves schedules for Board meetings.
Board Meetings	• Presides at Board meetings at which the Chairman and CEO is not present, including regularly scheduled executive sessions of the independent directors held after regular meetings of the Board.
Executive Sessions

•   Has authority to call executive sessions of the independent directors.

•   Sets the agenda for and leads non-management and independent director sessions held by the Board.

•   Briefs the Chairman and CEO on any issues arising from non-management and independent director sessions.

Communications with Directors

•   Coordinates the activities of the independent directors, and serves as a liaison between the Chairman and CEO and the independent directors.

•   Advises on the flow of information sent to the Board of Directors.

Communications with Shareholders	• Is available for consultation and communication with major shareholders as appropriate.

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The Board’s Role in Risk Oversight

The Board oversees risk management both collectively and through its individual committees. The Board regularly reviews information regarding, and risks associated with, our operations, liquidity, cybersecurity, ESG program and other matters. In addition, in 2022, the Board continued to receive regular updates from management regarding risks related to COVID-19. The Board’s review and discussions regarding COVID-19 spanned, and continues to span, a broad range of issues, including protecting the health and safety of our employees; evaluating the impact of the pandemic on strategy, operations, capital allocation, liquidity and financial matters; succession planning matters; interruptions in supply chains and financial markets; vaccination rates among our workforce; and compliance with applicable laws. The Board is highly engaged with management in identifying and overseeing such matters.

As part of the Board’s role in overseeing the Company’s ERM program, it devotes time and attention to cybersecurity and data privacy related risks in conjunction with the Audit and Innovation Committees. The Board and the aforementioned committees receive reports on cybersecurity, data privacy and technology-related risk exposures from management, including our head of IT and security, at least once a year and more frequently as applicable.

All Ducommun employees regularly participate in required, targeted data privacy and annual information security training designed to strengthen awareness and the adoption of secure behaviors. We also assess the efficacy of our information security program through internal detection and monitoring systems, as well as through the engagement of external, third-party experts.

While the full Board has the ultimate oversight responsibility for the risk management process, various Board committees also have risk management oversight responsibilities over certain substantive areas. The Board believes that its programs for overseeing risk, as described below, would be effective under a variety of leadership frameworks. Accordingly, the Board’s risk oversight function did not significantly impact its selection of the current leadership structure. The key risk oversight responsibilities of each of the Board’s committees are depicted in the diagram below:

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Nominating Process

The Corporate Governance and Nominating Committee believes that all Committee-recommended nominees for election as a director of Ducommun must, at a minimum, have:

•	relevant experience and expertise,
•	sound judgment,
•	a record of accomplishment in areas relevant to our business activities,
•	unquestionable integrity,
•	a commitment to representing the interests of our shareholders in the fulfillment of our goals and objectives,
•	independence, and the absence of potential conflicts with Ducommun’s interests,
•	the willingness to devote sufficient time, energy, and attention in carrying out the duties and responsibilities of a director, and
•	the willingness to serve on the Board for an extended period of time.

In identifying candidates to serve on the Board, the Corporate Governance and Nominating Committee follows the process delineated in the diagram below.

As a result of recent assessments, the Corporate Governance and Nominating Committee determined that the Board would benefit from additional expertise in the areas of product strategy, human capital management and finance. The committee retained Spencer Stuart, an outside search firm, to conduct searches for the best qualified candidates in these fields, which utilized a disciplined process that included research and reviewing the firm’s global database and network of contacts. Over the past few years, Spencer Stuart’s searches identified our three newest directors—Ms. Drazba, Ms. Kramer and Ms. Strycker—from competitive pools of candidates as a result of this process.

All director candidates considered for nomination by the Corporate Governance and Nominating Committee must complete a questionnaire, provide such additional information as the committee may request, and meet in person with our sitting directors.

The Corporate Governance and Nominating Committee will consider director candidates recommended by shareholders in accordance with the procedures set forth in Article II Section 13 of our Amended and Restated Bylaws. Shareholders may submit the name of individuals for consideration as a director candidate not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting. The Corporate Governance and Nominating Committee considers and evaluates candidates recommended by shareholders in the same manner that it considers and evaluates other director candidates.

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Committees of the Board of Directors

We have four standing Board committees: the Audit Committee, the Compensation Committee, the Corporate Governance and Nominating Committee, and the Innovation Committee. All committees, other than the Innovation Committee, are made up entirely of independent directors. The charters for all four committees are available on our website at https://investors. ducommun.com/corporate-governance. Shareholders may request paper copies of any charter by contacting Ducommun Incorporated, 200 Sandpointe Avenue, Suite 700, Santa Ana, California 92707-5759, Attention: Corporate Secretary.

Audit Committee

Six meetings in 2022 (100% attendance)

JAY L. HABERLAND Chair Members Richard A. Baldridge Robert C. Ducommun Samara A. Strycker

All of the members of the Audit Committee meet the independence criteria of the NYSE’s listing standards. The Board, in its business judgment, has determined that each of Messrs. Baldridge, Ducommun, and Haberland, as well as Ms. Strycker, are “financially literate,” under the NYSE listing standards and that Mr. Haberland is an “audit committee financial expert,” as such term is defined in Securities and Exchange Commission (“SEC”) regulations.

The Audit Committee performs the following functions:

•  Appoints, compensates, retains and oversees the work of our independent auditor;

•  Reviews the independent auditor’s internal quality control procedures and any material issues raised therein, and considers the independence of the independent auditor on an annual basis in accordance with rules of the Public Company Accounting Oversight Board;

•  Approves in advance all audit services to be provided by the independent auditor and establishes policies and procedures for the engagement of the independent auditor;

•  Oversees the integrity of our financial statements and compliance with legal and regulatory requirements, including procedures for handling claims of misconduct;

•  In conjunction with the Board as a whole, assists in the oversight of cybersecurity and data privacy disclosure risks;

•  Oversees the effectiveness of our disclosure controls and processes; and

•  Evaluates the effectiveness of our internal audit function.

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Compensation Committee

Five meetings in 2022 (100% attendance)

DEAN M. FLATT Chair Members Shirley G. Drazba Jay L. Haberland

All of the members of the Compensation Committee meet the independence criteria of the NYSE’s listing standards and the additional requirements for compensation committee members prescribed by the SEC.

The Compensation Committee performs the following functions:

•  Oversees our compensation philosophy, policies and programs;

•  Reviews and approves corporate goals and objectives relevant to the CEO’s compensation, evaluates the CEO’s performance in light of those goals, and determines and approves the CEO’s compensation level based on this evaluation;

•  Approves the compensation of other executive officers based on the recommendation of the CEO, and approves the terms and grants of equity awards;

•  Selects and retains an independent compensation consultant, currently, Willis Towers Watson, to provide consulting services relating to our executive compensation program;

•  Administers and makes recommendations to the Board with respect to our incentive compensation plans for executive officers and employees generally;

•  Reviews and approves employment and severance agreements for executive officers, including change-in-control provisions, plans or agreements;

•  Reviews our succession plans relating to the CEO and other executive officers, in consultation with the Corporate Governance and Nominating Committee;

•  Oversees our human capital, diversity and inclusion and social programs and associated risks;

•  Reviews our Compensation Discussion and Analysis and related disclosures that are included in our annual report and proxy statement as required by SEC rules;

•  Assesses whether compensation consultants involved in recommending executive or director compensation raise any conflict of interest issues that require disclosure in our annual report and proxy statement; and

•  Oversees the evaluation of our management in conjunction with the Corporate Governance and Nominating Committee.

Corporate Governance and Nominating Committee

Three meetings in 2022 (100% attendance)

ROBERT C. DUCOMMUN Chair Members Dean M. Flatt Sheila G. Kramer

All of the members of the Corporate Governance and Nominating Committee meet the independence criteria of the NYSE’s listing standards.

The Corporate Governance and Nominating Committee performs the following functions:

•  Recommends criteria for identifying candidates for the Board, and identifies, recruits, and reviews the qualifications of such candidates;

•  Assesses the contributions and independence of incumbent directors and recommends them for reelection to the Board;

•  Develops and recommends corporate governance principles to the Board, and reviews and recommends changes to those principles as necessary;

•  Makes recommendations to the Board relating to the structure, composition and functioning of the Board and its committees;

•  Recommends candidates for appointment to Board committees;

•  Reviews the compensation of directors for service on the Board and its committees, and recommends changes thereto;

•  Oversees ESG and sustainability initiatives, and reviews and makes recommendations to management relating to such issues;

•  Reviews our succession plans relating to the CEO and other executive officers, in consultation with the Compensation Committee; and

•  Oversees the performance of the Board and our management team in conjunction with the Compensation Committee.

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Innovation Committee

Three meetings in 2022 (100% attendance)

SHIRLEY G. DRAZBA Chair Members Richard A. Baldridge Stephen G. Oswald

The Innovation Committee performs the following functions:

•  Assists management and the Board in developing a technology roadmap to support our long-term business objectives;

•  Advises the Board and management on emerging science and technology trends, including evolving digital strategies being adopted in the aerospace and defense industry, and recommends strategies relating to new product and intellectual property development;

•  In conjunction with the Board as a whole, oversees cybersecurity and technology-related risks;

•  Monitors the overall direction, effectiveness, competitiveness and timing of our research and development programs; and

•  Assists the Board and management in identifying and developing key contributors to innovation at Ducommun and empowering implementation of the Board and management’s recommendations.

Annual Board and Committee Evaluations

The Corporate Governance and Nominating Committee, together with the Lead Independent Director, coordinates regular Board performance evaluations. These evaluations are conducted through a combination of formal and informal processes, including the following:

•	The Board, along with each of its committees, annually conducts a self-evaluation of its performance which includes considerations as to the composition of the Board and its committees; whether committee charters, meeting content, and the amount of time dedicated to agenda items are appropriate; members’ concerns about the Board’s performance and that of its individual committees; and suggestions for addressing such issues.
•	At the end of each regular Board meeting, the Board holds an executive session at which feedback on the meeting is provided to the Lead Independent Director.
•	The Nominating and Corporate Governance Committee, in conjunction with the Lead Independent Director, periodically reviews the composition of the entire Board to assess the skills, experience and perspectives that are currently represented on the Board, and to determine what skills and experience would be valuable in the future given our current state and strategic plans.

Feedback from these processes is communicated to the Chair of the Board, the Chair of the Nominating and Corporate Governance Committee, and the Lead Independent Director so that appropriate follow-up measures can be discussed, implemented and monitored. As discussed in the “Nominating Process” section above, as a result of such recent self-evaluations, the Board determined that it would benefit from additional expertise in the areas of product strategy, human capital management and finance. Our three newest directors, Ms. Drazba, Ms. Kramer and Ms. Strycker have enhanced the Board with these and other areas of expertise since their respective appointments and we are thrilled that half our Board is now comprised of women and a member of an underrepresented background.

Director Orientation and Continuing Education

Ducommun provides an orientation program for all new directors not only with respect to their role as directors, but also as members of the Board committees on which they will serve. In addition, Ducommun provides ongoing education and development for its directors to help them continuously improve their contributions as individual directors and collectively as a Board, and pays for all reasonable expenses for any director who wishes to attend external continuing education programs.

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Shareholder Engagement

Our Board values the perspectives of our shareholders, who have placed their trust in Ducommun and its Board. We expect to engage regularly in meaningful conversations with shareholders concerning our business, executive compensation, corporate environmental and social responsibility, and other governance topics.

To this end, in the spring of 2022, we engaged with twenty of our top institutional shareholders, representing approximately seventy percent (70%) of our shares outstanding to discuss concerns expressed by Institutional Shareholder Services Inc. (“ISS”) relating to payments made to a former named executive officer, Rosalie F. Rogers, upon her retirement, despite finding that our pay and performance were aligned in 2021, as in prior years. Our Lead Independent Director and Chair of our Compensation Committee engaged with, and confirmed to, our shareholders that such payments did not constitute a policy change towards current retirement benefits, and did not anticipate taking similar actions in the future. Our Board believes that such candid and specific feedback from its shareholders will enhance our governance, social responsibility and compensation practices, and will contribute positively to Ducommun’s mission, performance and return to shareholders. A summary of our engagement efforts, along with actions taken in response to shareholder feedback is summarized in the tables below:

2022 Shareholder Engagement Key Statistics

Management attended more than 75 meetings with investors and 20 with research analysts in 2022.

Management met with our top 20 active institutional shareholders in 2022, representing approximately 70% of our shares outstanding.

Institutional investors representing more than 27% of our shares outstanding and 7 sell-side analysts attended our 2022 Investor Day, either in-person or via live webcast.

2022 Shareholder Engagement Overview

Who External	Ducommun	How	Resources https://investors.ducommun.com/
• Institutional Investors	• Executive Management	• 2022 Investor Day	• Quarterly and annual earnings publications
• Sell-side analysts	• Investor Relations	• Quarterly earnings calls	• Annual proxy statements and reports, and SEC Filings
• Proxy advisory firms	• Lead Independent Director	• One-on-one and group meetings	• Annual Meeting of Shareholders
• Rating agencies		• Telephone outreach via Ducommun Investor Relations	• ESG Report

Key Topics of Engagement in 2022

Actions Implemented in Response to Shareholder Feedback During 2022	Other Initiatives Implemented in 2022
• Implemented the “best practice” of reporting Adjusted Operating Income with amortization of intangibles and inventory step-up values added back.	• Began providing a quarterly presentation summarizing our earnings.
• Provided additional disclosure of the Company’s shipset values on key aerospace platforms.	• Emailed updates to existing and potential investors after public disclosure of quarterly earnings and other key events or newsworthy items.
• Included the disclosure of metrics related to the Company’s recent acquisitions.	• Engaged in outreach with investors and sell-side research analysts during the 2022 Farnborough Air Show.
• Shared updates to the Company’s long-term goals in the context of recent macro-economic volatility.

As a part of our ongoing dialogue with our shareholders, we will keep the channels of communication open and engage regarding any areas of concern to our shareholders.

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Meetings and Executive Sessions

The Board met five times in 2022. All directors attended at least 80% of all Board and applicable committee meetings during 2022. We strongly encourage all directors to attend the Annual Meeting of Shareholders, and accordingly, all eight of our directors attended the 2022 Annual Meeting of Shareholders.

We have a policy of holding regularly scheduled executive sessions of non-management directors following each scheduled Board meeting. Additional executive sessions of non-management directors may be held from time to time as required. Mr. Flatt, the Board’s Lead Independent Director is the current presiding director during executive sessions. The graphic below depicts the attendance of directors at Board and committee meetings held in 2022:

2022 Board and Committee Meetings with 100% Attendance

Key Governance Documents

Code of Business Conduct and Ethics

The Board has adopted a Code of Business Conduct and Ethics that is applicable to all directors, employees, and officers, including our CEO, Chief Financial Officer, Treasurer and Controller. Among other things, the Code of Business Conduct and Ethics requires directors, employees, and officers to avoid any activity that may result in a conflict of interest with Ducommun; maintain the confidentiality of information entrusted to them by us, our customers and employees (except when disclosure is authorized or legally mandated); deal fairly with our customers, suppliers, competitors, and employees; protect and ensure the efficient use of Ducommun’s assets; and maintain our books, records, accounts and financial statements in reasonable detail to fairly reflect our transactions and conform to both applicable legal requirements and our internal controls.

Code of Ethics for Senior Financial Officers

The Board has adopted a Code of Ethics for Senior Financial Officers that is applicable to our CEO and President, Chief Financial Officer, Treasurer and Controller, and the President, Vice President of Finance and Controller of each of our subsidiaries. The Code of Ethics for Senior Financial Officers, among other things, requires them to provide full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in other public communications made by us and to promptly report violations of the Code to the Audit Committee. We intend to post on our website amendments, if any, to the Code of Ethics for Senior Financial Officers, as well as any waivers thereunder, with respect to our officers and directors as required to be disclosed by SEC and NYSE rules.

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Corporate Governance Guidelines

The Board adopted Corporate Governance Guidelines, which among other things, specify the criteria to be considered for director candidates; impose tenure limits on directors; and require the independent directors to hold periodic meetings without executive management present. In 2022, the Board revised our Corporate Governance Guidelines to emphasize its belief that diversity and a blend of different perspectives contribute to a vital board dynamic, which is essential to effective governance.

Other Governance Documents

Our Board has approved or adopted several other important policies and statements, including:

•	Policy on Trading Securities
•	Procedures for Employee Complaints About Accounting and Auditing Matters
•	Clawback Policy
•	California Transparency in Supply Chains Act Disclosure Statement
•	Prohibition Against Trafficking in Persons Policy
•	Regulation FD Policy

How to Find Governance Documents

All of the documents described above are available on our website at https://www.ducommun.com in the Corporate Governance section of the Investor Relations webpage, and will be forwarded in print to any shareholder upon request. Any such request should be addressed to Ducommun Incorporated, 200 Sandpointe Avenue, Suite 700, Santa Ana, California 92707-5759, Attention: Corporate Secretary.

The Corporate Governance section of our website also contains information on our confidential ethics hotline.

Compensation of Directors

Directors who are not employees of Ducommun or its subsidiaries are paid a mix of cash and equity for their service on our Board, as shown below.

Type of compensation	Amount $		How paid
Cash Annual retainer	$70,000		Cash, paid in equal increments on a quarterly basis.
Equity-Based Annual retainer	100,000		Restricted stock units for a number of shares (rounded to the nearest 100 shares) equal to the stated dollar amount divided by the average closing price of our common stock on the NYSE on the five trading days immediately preceding the date of grant, which typically occurs on or shortly after the date of our annual meeting. Restricted stock units vest on the one-year anniversary of the date of grant.
Additional retainer for Lead Director	30,000		Cash, paid in equal increments on a quarterly basis.
Additional retainer for committee chairs:			Cash, paid in equal increments on a quarterly basis.
Audit	17,500
Compensation	12,500
Innovation	7,500
Corporate Governance and Nominating	7,500
Fees for committee meetings	2,000	per meeting	Cash, paid in equal increments on a quarterly basis.

Our non-employee directors are also eligible to participate in the Directors’ Deferred Income and Retirement Plan. Under this plan, a director may elect to defer payment of all or part of his or her fees for service as a director until he or she retires from service on the Board. Deferred directors’ fees may be notionally invested, at the election of the director, in a fixed interest account or a phantom stock account that tracks the value of our common stock including dividends (if any). All deferred amounts and related earnings will be paid in a lump sum when the director retires.

Upon retirement from the Board, Mr. Ducommun will receive an annual retainer fee of $25,000 for the shorter of his life or a period of twelve years.

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2022 Director Compensation Table

The following table presents the compensation earned by, or paid to, the non-employee directors for the year ended December 31, 2022 for their services to Ducommun.

	Fees Earned or Paid in Cash ($)	Stock Awards ($)	(1)(2)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	(4)	Total ($)
Richard A. Baldridge	92,000	100,000		—		192,000
Shirley G. Drazba	93,500	100,000		—		193,500
Robert C. Ducommun	99,500	100,000		(10,614)		188,886
Dean M. Flatt	128,500	100,000		—		228,500
Jay L. Haberland	113,500	100,000		—		213,500
Sheila G. Kramer	76,000	100,000		—		176,000
Samara A. Strycker	86,000	100,000		—		186,000
(1)	During fiscal year 2022, 1,800 restricted stock units were granted to each of Mmes. Drazba, Kramer and Strycker, and Messrs. Baldridge, Ducommun, Flatt, and Haberland. Other than as set forth herein, our non-employee directors did not hold any other outstanding equity awards.
(2)	These amounts represent the aggregate grant date fair value of stock awards granted in 2022 as calculated pursuant to Financial Accounting Standards Board’s Accounting Standards Codification Topic 718. The methodology and assumptions used in the valuation of stock awards are contained in Footnote 11 to our consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2022.
(3)	Restricted stock units for a number of shares (rounded to the nearest 100 shares) equal to the stated dollar amount divided by the average closing price of our common stock on the NYSE on the five trading days immediately preceding the date of grant. Restricted stock units vest on the one-year anniversary of the date of grant.
(4)	A description of the Director Deferred Income and Retirement Plan can be found above. Amounts represent the year-over-year change in present value of the director’s account based on actuarial tables.

Director and Officer Stock Ownership Policy

In August 2020, the Compensation and Corporate Governance and Nominating Committees of the Board updated the stock ownership requirements covering all non-employee directors and executive officers. Under the revised policy, non-employee directors must acquire and hold shares of our common stock equal in value to at least five times the annual Board cash retainer, or $350,000, paid to all non-employee directors. Non-employee directors are expected to meet these holding requirements by December 31 of the fifth year following their initial election to the Board. A non-employee director’s stock ownership is valued based on the average trading price of our stock over a twelve-month period ending on December 31 of each calendar year. All directors are in compliance or have additional time in which to comply with the stock ownership guidelines as of December 31, 2022.

Corporate Environmental, Social and Governance

We are committed to improving the lives of our shareholders, employees, customers, business partners, and the communities in which we operate. To that end, we believe having a strong focus on corporate responsibility, including ESG matters, and conducting our business in an ethical, transparent and accountable manner, creates value for all of our stakeholders.

We provide an overview of our ESG initiatives and practices below. Our complete Environmental, Social & Governance Report is available via the “Environment & Sustainability” link on our Investor Relations webpage.

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RESOURCE CONSERVATION IN PRODUCTION

GHG Reductions (2019 Baseline vs 2022)	GHG Reductions (2019-2021) Baseline vs	Energy Efficiency Projects
• Ducommun reduced combined Scope 1 and 2 GHG emissions by 28% and 16%, normalized to revenue and employee count, respectively, compared to 2019 baseline levels. • We reduced our total energy usage by a 13% normalized to revenue, compared to 2019 baseline levels.	2022

•  Ducommun reduced combined Scope 1 and 2 GHG emissions by 20% and 8%, normalized to revenue and employee count, respectively, compared to a baseline average between 2019 and 2021.

•  We reduced our total energy usage by 9%, normalized to revenue, compared to baseline average between 2019 and 2021.

•  Our use of renewable energy has increased by 15,900 Gigajoules (4.4M kWh) through partnerships with local utility providers and 80 Gigajoules (20K kWh) from the use of rooftop solar panels, compared to 2019.

•  We invested in installing variable frequency drives (VFD) on compressors and energy efficient burners on boilers to reduce energy consumption and costs.

•  Completed the installation of LED lighting at several additional performance centers. Ducommun now has seven performance centers that have completed this transition.

HUMAN CAPITAL AND DIVERSITY PROGRAMS

Health and Safety	Leadership Diversity	Awards and Recognition

•  We remain committed to prioritizing employee health, safety, and wellness and we took additional measures to insulate our employees from COVID 19.

•  Our lost time incident rate declined by 78% and our total recordable incident rate declined by 71%, between 2019 and 2022.

•  Our Board now includes three female directors, with women constituting 37.5% of its members. Half of our Board is now comprised of women and a member from an underrepresented background.

•  Women represented 20% of the Company’s executives (VP and above) and 30% of corporate director-level positions. Members of underrepresented communities comprised 50% of the Company’s executives and 20% of corporate director-level positions.

• Orange County Business Journal named Ducommun to its list of 2022 Best Places to Work for the second consecutive year.

COMMUNITY SUPPORT

Company Donations	Community Investment	Scholarships

•  The Ducommun Foundation supports charitable organizations in the communities in which we operate and has made donations of more than $1.7 million since 2019 to support social justice causes and underrepresented communities.

•  Our STEM on the Sidelines™ program serves as a contest to promote STEM education in high schools in Los Angeles and Orange Counties, in which over 600 students have participated since the program's inception five years ago.

•  We launched the Ducommun Philanthropy Cloud company-wide in the fourth quarter of 2022 to encourage employee support of the causes most important to them.

• We awarded 70 scholarships in 2022 to children and grandchildren of employees, an increase of 46% over 2021. The total value of scholarships awarded in 2022 was $199,000, up from $138,000 in 2021.

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ETHICS AND PROTECTION OF HUMAN RIGHTS

Core Values	Code of Conduct	Human Rights

•  We continued to promote a culture of honesty, professionalism, respect, trust and teamwork through our Company Core Values and Code of Business Conduct, supported by our ethics hotline, employee communications and training.

	• All employees are trained on ethical decision-making skills in the context of Ducommun’s Code of Conduct.	• Our Prohibition Against Trafficking in Persons Policy and California Transparency in Supply Chains Act disclosure statement continued to promote responsible sourcing practices.

Board-Level Oversight of ESG and Sustainability Programs

Our ESG and sustainability initiatives are overseen by the Board in general, and specifically, the Corporate Governance and Nominating Committee. In particular, the Corporate Governance and Nominating Committee reviews and provides input on ESG metrics applicable to us and of potential interest to our stakeholders. In 2020 and based on management’s recommendations, the Corporate Governance and Nominating Committee approved the development of an ESG program substantially based on the Sustainability Accounting Standards Board’s Aerospace and Defense Industry Standard (the “SASB Standard”), as modified, as being the standard most reflective of, and relevant to, Ducommun’s operations. In 2021, we formally established an ESG steering committee comprised of senior executives to monitor and manage the initiatives approved by the Corporate Governance and Nominating Committee to further strengthen our ESG program. The Corporate Governance and Nominating Committee and the full Board receive regular updates on the status of these initiatives.

Operating Responsibly

We understand the importance of building trust with our investors, customers, vendors and suppliers, and that the foundation for doing so begins with our employees. To establish this trust and commitment, we rely on an anonymous hotline to support our Code of Business Conduct and Ethics and empower our employees to provide suggestions and report concerns or instances of misconduct. In keeping with our foundational core values of honesty and trust, we offer employees regular training and monthly ethics bulletins to promote a culture of high ethical standards where employees feel free to voice concerns.

We are also committed to respecting human rights and establishing expectations for high levels of ethical conduct throughout our supply chain. Ducommun’s California Transparency in Supply Chains Act Disclosure Statement and Prohibition Against Trafficking in Persons Policy are both available in the Corporate Governance section of our Investor Relations webpage.

Employee safety is also one of our top priorities and annual areas of focus. As a result of the ongoing COVID-19 pandemic, in 2022 we continued to incorporate stringent, preventative measures and protocols based on Centers for Disease Control (“CDC”) guidance at our locations to protect the health, welfare and safety of our employees. Such protocols included:

•	Supporting social distancing at our facilities by implementing work station dividers and flex staffing, and staggering lunch breaks and work shifts;
•	Providing face coverings, gloves and other personal protective equipment at no cost to employees;
•	Providing sanitation stations with hand sanitizers and cleaning wipes throughout our facilities;
•	Performing deep cleanings and disinfecting facilities on a regular basis;
•	Implementing enhanced third-party visitor screening protocols before onsite visits and entry;
•	Providing regular employee communications with current best preventative practives to help mitigate the spread of the virus; and
•	Educating employees and their families on safety practices.

Throughout 2022 management maintained a vaccine incentive program, first implemented in the spring of 2021, that offered $100 to all employees who became fully vaccinated. The Board of Directors was kept apprised with regular updates as to the successful implementation of our safety protocols and COVID-19 vaccination rates among our workforce during the year.

Workplace Health and Safety

In 2021, Ducommun adopted environmental health and safety (“EHS”) key performance indicators (“KPIs”) that were regularly communicated across the enterprise by senior management in order to improve safety outcomes. In 2022, we continued to invest in infrastructure to improve internal safety protocols related to key processes. In addition, we refined our EHS software tools to track and engage performance centers to reduce lost time and total recordable incident rates.

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Over the four-year period between January 1, 2019, and December 31, 2022, Ducommun’s lost time incident rate(6) decreased by approximately 78% and the total recordable incident rate(7) decreased by approximately 71%.

Lost Time Incident Rate (2019 – 2022)	Total Recordable Incident Rate (2019 – 2022)

Environmental Initiative Highlights

In support of our pledge to deliver exceptional value to all stakeholders, we are committed to the following with respect to our environmental management practices:

1.	Striving to avoid adverse impact and harm to the environment in the communities in which we do business, and to identify business partners who share these values.
2.	Promoting compliance with all applicable laws and regulations pertaining to the environment and natural resources.
3.	Improving our Environmental Management System, employee awareness, and performance.
4.	Establishing meaningful objectives in the pursuit of environmental, health and safety excellence, including but not limited to metrics established by SASB applicable to our operations.

Below is a summary of our performance over the four-year time period between 2019 and 2022 relating to our greenhouse gas emissions and total energy use. Overall, there was a 28% decrease in combined Scope 1 and 2 greenhouse gas emissions, and a 16% reduction in total energy usage in 2022 compared to 2019.

Scope 1 and 2: Greenhouse Gas Emissions (tons CO2)	Total Energy Use (GigaJoules)

(6)	Lost time incidents are defined as incidents that resulted in days away from work. This measure is similar to the days away, restricted or transferred metric utilized by the Occupational Safety and Health Administration. The annual lost time incident rate is calculated by dividing the total number of lost time injuries in a year by the total number of hours worked in a year.
(7)	The total recordable incident rate is calculated by multiplying the annual number of OSHA Recordable Cases by 200,000, and dividing the product by the total hours worked by all employees during the year. The number 200,000 is used in the calculation to represent the number of hours worked in a year by 100 employees working 40 hours per week over 50 weeks, which provides the basis for calculating the incident rate for the entire year.

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Identifying and Mitigating Climate-Related Risks

Ducommun understands that global warming and climate change will pose an increased risk to, and have the potential to impact, its business and operations. The Corporate Governance and Nominating Committee of our Board of Directors oversees our environmental, social and governance (“ESG”) programs, including the mitigation of climate-related risks to the business and strategies for decreasing GHG emissions and incorporating such measures into the Company’s overall strategy. We believe the first step in reducing the severity of such risks is by identifying them and therefore, we implemented a process to evaluate, identify, and mitigate climate-related risks and opportunities through the creation and implementation of business continuity plans (“BCPs”).

The BCPs developed for each of our performance centers provide a process for identifying and managing physical climate change-related risks. Each BCP contains processes and methodologies to help us prepare for, respond to, and recover from threats and risks, including natural disasters caused by climate change. The elements of our BCPs include:

Risk Assessment & Business Impact Analysis (BIA): Each performance center conducts a risk assessment to identify potential natural disasters that could compromise the entire facility, building, or the majority of its operations. The potential impacts from, and appropriate mitigation measures in response to, each type of natural disaster are identified to preserve the continuity of operations, and cover various functional areas such as procurement, engineering, maintenance, operations, and environmental, health and safety. These risk assessments and BIAs are reviewed annually by teams at each of our performance centers.

Crisis Response Plan: Each BCP includes communication and notification protocols to our local performance center and executive leadership teams.

Business Continuity and Response Plan: Each performance center is required to annually review and update its BIA and crisis response plan. For example, our Midwest and Coxsackie, New York facilities utilize their BIAs to identify, assess, prepare for and respond to tornado threats.

Annual Training and Exercise: Each performance center is required to be trained annually on its BCP processes. Tabletop exercises and drills are scheduled annually to assess the effectiveness of our Business Continuity Plans.

Ducommun also discloses its GHG emissions under the Carbon Disclosure Project (“CDP”), which includes a self-assessment that incorporates elements from the Task Force on Climate-Related Financial Disclosures (“TCFD”) framework. As part of this assessment process, we identified the following risks that could potentially impact our business along with concomitant mitigation measures:

Category	General Description	Business Impact	Mitigation
Physical Risks	Risks associated with natural disasters such as tornados, earthquakes and floods.	Business interruption, supply chain and operations impacts, and employee disruptions.	Each BCP defines relevant threats, identifies response measures and requires training on remedial actions.
Regulatory Risks	Risks associated with new climate-related regulatory requirements that could impact energy pricing, emission restrictions and compliance costs.	Increased compliance and operational costs	Continued implementation of energy efficiency projects to reduce our GHG emissions.
Market Risks	Risks associated with customers’ expectations relating to value chain emissions reduction efforts, and competitive risks associated with third parties who come to market with products enabling our customers to reduce their carbon footprints.	Significant investment in technologies, new emerging renewable energy sources and energy storage capabilities.	Long term strategic planning, and roadmap development.

Investment in Our Employees

We have implemented and maintain several programs for the financial and educational well-being of our employees and their families. For example, in 2019, we introduced our Employee Stock Purchase Plan, which provides employees the opportunity to share in Ducommun’s success and continued growth by purchasing the Company’s stock. The plan allows eligible employees to accumulate contributions through after-tax payroll deductions to purchase shares of Ducommun stock at a 15% discount. In 2022, we continued to grow the program, with a 32% increase in participation since it was launched. In addition, our 401(k) program has an 91% participation rate among eligible employees, with annual training and monthly educational sessions held at each Ducommun location.

The Ducommun Scholarship program is an exclusive benefit for the children and grandchildren of full-time Ducommun employees who plan to continue their education in college or vocation school programs. These merit-based scholarships are renewable each year provided the student continues to

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meet minimum academic performance levels and has a parent or grandparent that is employed by Ducommun. In 2022, Ducommun awarded a total of 35 new scholarships and renewed an additional 35 scholarships, for a total of 70, an increase from the 48 scholarships awarded in 2021, and 25 awarded in 2020. The total value of scholarship awards in 2022 was $199,000, up 44% from the $138,000 awarded in 2021. Students can renew their scholarship awards for each academic year, allowing them to work toward a two- or four-year degree. This enhancement to the program was adopted based on an awareness that some students would begin but not always complete their studies, which Ducommun was determined to change.

Number of Scholarships Awarded (2019-2022)	Total Value of Scholarships (2019-2022)

Diversity and Inclusion

As of the end of 2022, 20% of our leaders at the position of Vice President and above were women and 50% were from underrepresented backgrounds, both of which were significant improvements over 2021 levels. At the corporate director level, 30% of our leaders were women and 20% were from underrepresented backgrounds. Importantly, Ducommun is very proud that women and a member from an underrepresented background now comprise half of its Board.

Ducommun, like other manufacturing companies, faced a highly competitive labor market in 2022. Despite the shallow labor pool, we continued efforts to connect with diverse candidates through partnerships with outreach organizations who helped make our job opportunities available to an inclusive pool of candidates, including women, individuals from underrepresented communities, those with disabilities and veterans. In 2022, 34% of our new hires self-identified as being from underrepresented backgrounds, 37% as female, 3% as having disabilities and 7% as protected veterans.

The diversity, talent and skills of our employees allow us to drive innovation across the organization in support of our customers and their needs. To that end, Ducommun’s pay philosophy incorporates both market pay analysis as well as internal pay equity for all employees. For example, we strive to continuously improve and build upon our programs to further support our progress towards achieving equity across the organization. Moreover, as part of its ongoing focus on organizational development, Ducommun continues to enhance development tools and resources available to employees. In 2022, we refreshed our e-learning content, began creating individual development path programs and improved coaching resources to present employees with opportunities to continue increasing their knowledge and skills. We are excited about these new resources and remain committed to driving a high performance and continuous learning culture.

Within our human capital and performance management systems, talent and performance reviews are vital to increasing our capabilities, productivity and efficiency in every facet of the organization. Moreover, robust new hire onboarding, training and performance reviews are critical to the long-term success of our employees. To that end, in 2022, we improved the processes at individual performance centers relating to the new hire experience, including enhancements to skills training programs and new performance management tools to support new hire and annual performance appraisal processes. As part of this system implementation, we completed a refresh of our core competencies to ensure alignment with our core values, annual key focus areas, and employee and leadership expectations. All the enhanced resources and processes are a part of our focused effort to drive organizational effectiveness, process efficiency, and talent development.

Next year, we will be launching another employee engagement survey, to update the results from our 2019 survey. These surveys provide valuable employee feedback related to our current practices and shape our future engagement. Through these engagement surveys, we take a pulse of the organization and will continue to focus on areas that are of most importance to our employees.

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Orange County Business Journal Best Places to Work

For the second year in a row, Ducommun was named to the 2022 list of “Best Places to Work” by the Orange County Business Journal (“OCBJ”) and the Best Companies Group. Created in 2009, the Best Places to Work awards program is a joint project of the OCBJ and the Best Companies Group, and includes a county-wide survey designed to identify, recognize and honor the best places of employment in Orange County, California, and which benefit the county’s economy, workforce and businesses. Many organizations competed for the 2022 Best Places to Work in Orange County designation, and final awards were based on a detailed evaluation of each employer’s workplace policies, practices and demographics, and feedback from an independent employee experience survey.

Community Investment

Ducommun is committed to being an active member of the communities in which we operate by contributing not only financial resources, but also volunteering time to help these localities become stronger and better environments in which to live and work. The Company accomplishes this by focusing on educational opportunities for underprivileged students and supporting small business recovery in communities facing social unrest.

In 2022, Ducommun was proud to be a champion-level sponsor of the United Way of Orange County’s Rally for Change event, a celebration of corporate social responsibility in the community. We also partnered with the United Way of Orange County to offer a platform through Salesforce.org that helps organizations connect their employees to the causes they most care about, both locally and nationally. Branded as the “Ducommun Philanthropy Cloud,” this platform manages campaigns on behalf of employees who wish to donate time and financial resources to charitable causes. Ducommun’s Philanthropy Cloud provides visibility to the causes employees care most about so management can tailor future charitable donations to such organizations and work with employees to develop meaningful volunteer opportunities. Ducommun originally launched this program for a pilot group of employees in 2021 and implemented the Ducommun Philanthropy Cloud company-wide in 2022. Together, Ducommun and its employees have collectively pledged a total of almost $12,000 in donations and logged over 160 hours of volunteer work since the program was launched, including participating in a beautification project at Paularino Elementary School in Costa Mesa, California in the fall of 2022.

The Ducommun Foundation, founded in 2019, is a Section 501(c) (3) organization dedicated to financially supporting local and national non-profit and charitable organizations in the communities in which we operate. In 2022, The Ducommun Foundation donated $120,000 to support organizations that benefit veterans, active service members and military families, Ukrainian relief, and efforts to end homelessness in local communities.

STEM on the Sidelines™

As a leader in the aerospace and defense industry, Ducommun continues to support community-based science, technology, engineering and math (“STEM”) programs and initiatives that nurture and develop the next generation of innovators, thinkers and technicians. In partnership with the Los Angeles Chargers of the National Football League and the University of California, Irvine, Ducommun established and sponsors STEM on the Sidelines™, a regional competition promoting STEM education in Los Angeles and Orange County, California high schools.

The fifth annual contest began in September and concluded in December with the winning teams honored before the Los Angeles Chargers game on December 18, 2022, at SoFi Stadium in Inglewood, California. A total of fourteen teams from 11 different high schools participated in the 2022 contest. To date, a total of more than 600 students have benefited from their involvement in STEM on the Sidelines™ since 2018.

How to Contact the Board of Directors

We encourage shareholders and other interested parties to communicate with our Board in writing by mail, addressed to Board of Directors, Ducommun Incorporated, 200 Sandpointe Avenue, Suite 700, Santa Ana, CA 92707-5759. We intend to forward all such communications to the Board, a Board committee, or any individual director or directors to whom the communication is directed, unless it is unduly hostile, threatening, or illegal, does not reasonably relate to Ducommun or its business, or is similarly inappropriate. The Secretary has the authority to discard or disregard any inappropriate communications or to take other appropriate actions with respect to them. The Board will endeavor to promptly respond to all appropriate communications.

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Certain Relationships and Related Transactions

Since the beginning of fiscal 2022, we were not a participant in any transaction in which the amount involved exceeded or will exceed $120,000 and in which any of our directors, executive officers or beneficial holders of more than 5% of our capital stock or any of the immediate family members of any of the foregoing persons had or will have a direct or indirect material interest. Although we do not have a written policy for the review of related party transactions, we have designed our internal control framework to identify related party transactions, including periodic disclosure certifications and monitoring controls. Any identified transactions are then reviewed by the Audit Committee of the Board to confirm that they comply with internal policies, procedures, and applicable regulations.

Named Executive Officers

We believe our named executive officers have the appropriate balance of skills, knowledge, and experience to position us for growth and to maximize shareholder value going forward. We also believe our executive team represents an effective combination of seasoned and earlier career professionals as shown below.

Age	Tenure

STEPHEN G. OSWALD Chairman, President and Chief Executive Officer Age: 59 Executive since: 2017	Mr. Oswald has served as President and Chief Executive Officer since January 2017, and as Chairman, President and Chief Executive Officer since May 2018. For additional information on Mr. Oswald, see “Directors’ Backgrounds and Qualifications” on page 10.

LAUREEN S. GONZALEZ Vice President, Chief Human Resources Officer Age: 43 Executive since: 2022	Ms. Gonzalez has served as Vice President, Chief Human Resources Officer since September 2022. She served as Acting Vice President of Human Resources from December 2021 to August 2022, and Director of Human Resources Shared Services from 2014 to 2021. Prior to joining Ducommun in 2010, Ms. Gonzalez spent approximately 10 years in various Human Resources roles at GUESS? Inc. and First Consulting Group. Ms. Gonzalez holds designations as a Certified Compensation Professional (CCP®) and a Certified Senior Human Resources Professional (SPHR®).

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JERRY L. REDONDO Senior Vice President of Operations and Head of Structures Age: 63 Executive since: 2013	Mr. Redondo has served as Senior Vice President of Operations and Head of Ducommun Structures since June 2017. Before that, he was Vice President, Operational Excellence from 2015 to 2017, and Vice President, Operational Excellence for several of Ducommun’s subsidiaries from 2013 to 2015. Prior to joining Ducommun, Mr. Redondo was Group Vice President of Crane Aerospace & Electronics, Inc. (from 2010 to 2013), and Director of Operations and Global Supply Chain of the Parker Aerospace Control Systems Division of Parker Hannifin Company (from 1991 to 2010).

RAJIV A. TATA Vice President, General Counsel & Corporate Secretary Age: 50 Executive since: 2020	Mr. Tata has served as Vice President, General Counsel and Corporate Secretary since January 2020. Between the time of his promotion and May 2018, Mr. Tata served as Deputy General Counsel and Corporate Secretary. He joined Ducommun in April 2017 as Senior Director, Corporate Compliance. Prior to joining Ducommun, Mr. Tata served as Assistant General Counsel for BakerCorp, an oilfield service company, where he was responsible for assisting with mergers and acquisitions, commercial and real estate transactions, corporate governance and regulatory compliance matters.

CHRISTOPHER D. WAMPLER Vice President, Chief Financial Officer, Controller and Treasurer Age: 55 Executive since: 2013	Mr. Wampler has served as Vice President, Chief Financial Officer, Controller and Treasurer since January 2021. Between the time of his promotion and June 2019, Mr. Wampler served as the interim Vice President, Chief Financial Officer and Treasurer, and served as Vice President, Controller and Chief Accounting Officer since 2016. Mr. Wampler was Vice President and Assistant Controller for several of Ducommun’s subsidiaries from 2013 to 2015. He was previously the Controller of Just Fabulous, Inc., an online subscription fashion retailer, from 2012 to 2013, and the Division Controller of the A.O. Smith Electrical Products Co. from 2004 to 2012. Mr. Wampler is a certified public accountant and a certified management accountant.

Security Ownership of Certain Beneficial Owners and Management

The tables below show the beneficial ownership of our common stock by beneficial owners of more than 5% of our common stock, each of our directors and nominees for director, each executive officer named in the Summary Compensation Table contained in this Proxy Statement, and all directors and executive officers as a group. This information is as of February 27, 2023 except as otherwise indicated in the notes to the tables, and does not account for any tax withholding of shares that may occur after February 27, 2023, in connection with the vesting of restricted stock units or settlement of performance stock units within 60 days of February 27, 2023. Unless otherwise indicated, such shareholders have sole voting and investment power (or share such power with their spouse) with respect to the shares set forth in the tables. We know of no contractual arrangements that may result in a change in control of Ducommun. For the purposes of the tables, beneficial ownership of shares has been determined in accordance with Rule 13d-3 of the SEC, under which a person is deemed to be the beneficial owner of securities if she or he has or shares voting or investment power with respect to such securities or has the right to acquire ownership thereof within 60 days. Ownership percentages in the table are based upon 12,229,500 shares of common stock outstanding as of February 27, 2023, and the relevant number of shares of common stock issuable upon exercise of stock options or other awards that are exercisable, have vested, or will be exercisable within 60 days of February 27, 2023. The amounts shown in the tables do not purport to represent beneficial ownership for any purpose other than compliance with SEC reporting requirements.

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Security Ownership of Certain Beneficial Owners

	Address of Shareholders	Number of Shares		Percentage of Class
Dimensional Fund Advisors LP	Building One 6300 Bee Cave Road, Austin, Texas	935,575	(1)	7.7%
BlackRock, Inc.	55 East 52nd St. New York, NY 10055	896,215	(2)	7.4%
Paradigm Capital Management, Inc	Nine Elk Street Albany, NY 12207	710,615	(3)	5.9%
William Blair Investment Management LLC	150 North Riverside Plaza Chicago, IL 60606	554,348	(4)	4.6%
RBC Global Asset Management (U.S.) Inc.	50 South Fifth St., Suite 2350 Minneapolis, MN 55402	446,989	(5)	3.8%
(1)	The information is based on a Schedule 13G/A filed with the SEC on February 14, 2023. Dimensional Fund Advisors LP has sole voting power as to 919,880 shares and sole investment power as to 935,575 shares.
(2)	The information is based on Schedule 13G/A filed with the SEC on February 22, 2023. BlackRock, Inc. has sole voting power as to 863,032 shares and sole investment power as to 896,215 shares.
(3)	The information is based on a Schedule 13G/A filed with the SEC on February 13, 2023. Paradigm Capital Management, Inc. has sole voting power as to 710,615 shares, and sole investment power as to 710,615 shares.
(4)	The information is based on a Schedule 13G/A filed with the SEC on February 9, 2023. William Blair Investment Management LLC has sole voting power as to 404,283 shares and sole investment power as to 554,348 shares.
(5)	The information is based on a Schedule 13G/A filed with the SEC on February 14, 2022. RBC Global Asset Management (U.S.) Inc. has shared voting power as to 446,989 shares, and shared investment power as to 446,989 shares.

Security Ownership of Directors and Management

Name	Number of Shares		Percentage of Class
Richard A. Baldridge	23,840	(1)	*
Shirley G. Drazba	9,040	(1)	*
Robert C. Ducommun	567,859	(2)	4.6%
Dean M. Flatt	33,640	(1)	*
Jay L. Haberland	33,562	(1)	*
Sheila G. Kramer	2,800	(1)	*
Samara A. Strycker	2,800	(1)	*
Stephen G. Oswald	387,249	(3)	3.2%
Laureen S. Gonzalez	12,868	(4)	*
Jerry L. Redondo	71,519	(5)	*
Rajiv A. Tata	28,287	(6)	*
Christopher D. Wampler	36,608	(7)	*
All Directors and Executive Officers as a Group (12 persons)	1,210,072	(8)	9.9%
*	Less than one percent.
(1)	Includes 1,800 shares of restricted stock units that will vest on April 22, 2023.
(2)	The number of shares includes (i) 50,000 shares held by a foundation of which Mr. Ducommun is an officer, as to which he disclaims any beneficial interest, (ii) 106,229 shares as to which Mr. Ducommun has been granted a proxy to exercise voting power by his sister, Electra D. de Peyster, (iii) a total of 4,130 shares owned by Mr. Ducommun’s wife and daughter, (iv) 5,000 shares held in an IRA for the benefit of himself and (v) 1,800 shares of restricted stock units held by Mr. Ducommun which vest on April 22, 2023. Mr. Ducommun has sole voting and sole investment power as to 407,500 shares (includes 1,800 shares of restricted stock units that vest on April 22, 2023), shared voting power as to 50,000 shares and shared investment power as to 50,000 shares.
(3)	Includes (i) 67,500 shares of common stock issuable upon exercise of stock options that have previously vested and are exercisable, and (ii) 25,034 shares of common stock held by a charitable trust over which Mr. Oswald shares voting and investment power with his wife.
(4)	Includes 1,408 shares of common stock issuable upon exercise of stock options that are vested and are exercisable.
(5)	Includes 13,700 shares of common stock issuable upon exercise of stock options that are vested and are exercisable.
(6)	Includes 10,173 shares of common stock issuable upon the exercise of stock options that are vested and are exercisable.
(7)	Includes 8,900 shares of common stock issuable upon exercise of stock options that are vested and are exercisable.
(8)	The number of shares includes an aggregate of 101,681 shares of common stock issuable upon exercise of stock options held by our directors and officers that are vested and are exercisable.

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Proposal 2: Resolution to Approve Executive Compensation on an Advisory Basis

We are asking shareholders to approve on an advisory basis Ducommun’s named executive officer compensation as reported in this Proxy Statement. As described below in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Compensation Committee has structured our executive compensation program to achieve the following key objectives:

1)	Create a pay-for-performance compensation approach to align executive interests with shareholder interests;
2)	Provide competitive levels of compensation that align pay to the achievement of our financial goals;
3)	Assist in attracting and retaining qualified executives; and
4)	Recognize individual and team initiatives and performance.

Our pay-for-performance compensation approach consists of a mix of shorter-term and longer-term incentive compensation, including annual cash incentives, restricted stock units that incrementally vest over three years, and performance stock unit and long-term performance-based cash awards that will cliff vest at the end of a three-year performance period. In 2022, the Compensation Committee continued to adhere to our pay-for-performance compensation philosophy and used its discretion to make only minor adjustments for one-time costs consistent with past practices. With respect to annual incentives, the Compensation Committee took into account the following:

a)	On a year-over-year basis, revenues and our market capitalization increased by approximately 10% and 8%, respectively, demonstrating the value realized by shareholders and the effectiveness of our pay-for-performance compensation philosophy in aligning our executives’ interests with those of shareholders;
b)	Our relative total shareholder return consistently outperformed those of our proxy peer group through the volatile three-year period covering the COVID-19 pandemic and its aftermath due to management’s demonstrated track-record of strong operational leadership and effective cost management;
c)	The implementation of a restructuring initiative to consolidate our footprint that will result in the closure of two factories, enhance margins and expand our low-cost capabilities to help accelerate the achievement of our strategic goals and better position the Company for stronger performance in the future;
d)	Revenue from Ducommun’s defense portfolio nearly doubled since 2016, from $229 million to $421 million, as management continued to successfully cement strong relationships with key defense primes by gaining content on key next-generation platforms, ensuring we are well positioned to benefit from offloading with the right product portfolio, strong operating discipline and by leveraging our lean, highly focused performance center concept;
e)	Management continued to build on its demonstrated track-record of strong operational leadership and effective cost management to achieve double digit year-over-year top-line growth, led by an almost 60% improvement in commercial aerospace revenue over the prior year;
f)	Several customers recognized Ducommun’s excellence in on-time delivery and quality during the year, including the 2022 Supplier Quality Excellence Award from Spirit AeroSystems, Inc. and our Tulsa, Oklahoma performance center being designated as a Blue-Rated Supplier by Northrop Grumman Corporation. Ducommun also maintained its Detail Parts Partner designation with Airbus, representing preferred supplier status and which is expected to generate significant value for shareholders;
g)	SG&A expense, which as a percentage of revenue is lower than all but two of Ducommun’s proxy peer group companies, based on those firms’ most recent Form 10-K filings. Moreover, at Ducommun’s corporate headquarters, since 2016, the number of vice presidents at the Company decreased by over 60%, demonstrating management’s continued strong cost management and effective spending controls;
h)	Our Appleton, Wisconsin and Huntsville, Arkansas performance centers each exceeded $100 million in revenue, a first for the Appleton facility;
i)	MagSeal LLC, a leading provider of high-impact, military- proven magnetic seals for critical systems in aerospace and defense applications, which we acquired in December 2021, outperformed its targeted financial model projections at the time of acquisition for both revenue and profitability and finished the year with an all-time high backlog; and
j)	Management proactively navigated supply chain issues and labor shortages to maintain an outstanding record of on- time deliveries and quality to customers.

The Compensation Committee incorporated these considerations into the final annual cash incentive awards that recognized the significant individual and team performance that drove our results in 2022. Moreover, the Compensation Committee believes that our continued growth, with year-over- year increases in earnings, revenue and adjusted operating income positions Ducommun and its shareholders favorably for further success going forward.

With respect to long-term incentives, the Compensation Committee continued its practice of granting performance and restricted stock units to executives. However, in order to preserve shares under our Amended 2020 Stock Incentive

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Plan and mitigate the dilutive effects of our long-term equity compensation practices on shareholders, the Compensation Committee granted our NEOs long-term performance-based cash awards using the same metrics as our performance stock unit grants. The Compensation Committee believes this decision is consistent with our pay-for-performance compensation philosophy and maintains the alignment between executives’ interests and those of our shareholders. As a result, in 2022:

•	Approximately 85% of target direct compensation for the chief executive officer was based on performance; and
•	Approximately 64% of target direct compensation of the other named executive officers, depending on position, was based on performance.

We urge shareholders to read the “Compensation Discussion and Analysis” that follows, which describes how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and associated narratives and graphs related to the CD&A, which provide detailed information on the compensation of our named executive officers. The Compensation Committee and the Board strongly believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our executive officers reported in this Proxy Statement has supported and contributed to our success.

In accordance with Section 14A of the Exchange Act, and as a matter of good corporate governance, we are asking shareholders to approve the following advisory resolution at the Annual Meeting:

RESOLVED, that the shareholders of Ducommun Incorporated (the “Ducommun”) approve, on an advisory basis, the compensation of Ducommun’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the Summary Compensation Table, and the related compensation tables, notes and narrative in the Proxy Statement for Ducommun’s 2023 Annual Meeting of Shareholders.

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board. However, the Board and the Compensation Committee will carefully review and consider the voting results when evaluating our executive compensation program. At the 2022 Annual Meeting, shareholders expressed support for the compensation of our named executive officers, with approximately 72% of the votes cast (excluding abstentions) approving the “say-on-pay” resolution.

Following the vote to be conducted at our 2023 Annual Meeting of Shareholders, we anticipate that the next advisory vote to approve named executive officer compensation will occur at our 2024 Annual Meeting of Shareholders, unless the Company announces otherwise following the Board of Directors’ consideration of the advisory vote provided in Item 3 of this Proxy Statement regarding the frequency of future advisory votes on executive compensation.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” DUCOMMUN’S ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION.

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2022 Compensation Discussion and Analysis

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Executive Summary

This Compensation Discussion and Analysis describes the compensation awarded to, earned by, or paid to the executive officers listed below (the “Named Executive Officers” or “NEOs”) during 2022.

STEPHEN G. OSWALD, Chairman, President and Chief Executive Officer	LAUREEN S. GONZALEZ, Vice President and Chief Human Resources Officer	JERRY L. REDONDO, Senior Vice President, Operations and Head of Ducommun Structures	RAJIV A. TATA, Vice President, General Counsel and Corporate Secretary	CHRISTOPHER D. WAMPLER, Vice President, Chief Financial Officer, Controller and Treasurer

2022 Operations and Performance Highlights: Double-Digit Revenue Growth Fueled by the Resurgence of Our Commercial Aerospace Business

The year ended December 31, 2022 saw Ducommun attain double-digit revenue growth fueled by the recovery of the commercial aerospace market, which was a remarkable achievement despite the lingering effects of the COVID-19 pandemic and the challenges following the Boeing 737 MAX grounding. We effectively leveraged many of our successes from 2020 and 2021 and continued to benefit from offloading from defense primes, as demonstrated by our historically strong defense backlog.

In addition, our cost actions and lean organizational structure continued to provide significant value, with best in class general and administrative (“SG&A”) expense, especially at the corporate level, and the implementation of a major restructuring initiative expected to accelerate the achievement of our strategic goals and objectives. Our performance against critical metrics such as revenue, operating income, earnings, gross profit and backlog are summarized in the tables and graphs below:

Revenue (in $000s)

Revenues in 2022 were $712.5 million, a year over year increase of 10.4% from 2021. The increase was driven mainly by a 60% year over year growth in our commercial aerospace revenue, which includes the contributions of MagSeal, which was acquired in December 2021, along with continued strong revenue level in our defense business.

Adjusted Operating Income 2019 – 2022

Adjusted operating income increased by 1.2 million or 2.0% due mainly to the revenue growth and favorable impact of the increased production volumes related to commercial aerospace. A key headwind in 2022 was approximately $5.2 million of incremental rent and property tax taken on from our successful sale-leaseback of our Gardena facility in December 2021, which sold for $143.1 million.

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Adjusted Diluted Earnings Per Share 2019 – 2022

Adjusted diluted earnings per share (“EPS”) was $3.24* in 2022. While slightly lower than the prior year, 2022 includes incremental rent and property tax expenses incurred following Ducommun’s successful completion of a sale-leaseback transaction involving its Gardena, CA performance center. This strong adjusted diluted EPS performance is an outstanding accomplishment and driven by an increase in revenue and management’s navigation of significant inflationary and direct labor pressures.

Adjusted EBITDA (in $000s)**

Adjusted EBITDA increased from $92.8 million in 2021 to $94.7 million in 2022. The increase was driven mainly by the Company’s generation of increased adjusted operating income.

Adjusted EBITDA Margin (%)**

Adjusted EBITDA Margin was 13.3% in 2022. While lower than the 14.4% performance in 2021, it is a 50 bps increase from pre-pandemic levels in 2019 which is attributable to management’s focus on profitable growth and strong cost management.

Gross Profit Margin (as % of Revenues)

Gross profit margin was 20.3% of revenues in 2022, a decrease from 2021, which was the highest level in a decade. The decrease is due primarily to the impact of our transition of production back to our Guaymas performance center and amortization of MagSeal LLC’s acquisition-related inventory step-up.

Operating Income ($000s)

Operating income was $39.8 million in 2022, down from $48.9 million in 2021. The decrease is due largely to $6.7 million in restructure expenses related to the repositioning of production at three of our performance centers in conjunction with our 2022 restructure plan to enhance the cost structure of our operations.

Operating Income Margins (%)

Operating income margins were 5.6% in 2022. The decrease in 2022 is due mainly to the reduced operating income.

*	Approximately $8.39 of the increase in 2021 was attributable to Ducommun’s completion of a sale-leaseback transaction involving its Gardena performance center.

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Backlog (in $000s)**

Backlog, defined as customer placed purchase orders and long-term agreements with firm fixed price and expected delivery dates of 24 months or less, nearing an historical all-time high at the end of 2022 of $961 million, compared to $905 million at the end of 2021, reflecting a 6.2% increase in demand for products in Ducommun’s commercial aerospace business. Customers speak with orders and this all-time high backlog positions us well moving forward.

Relative Total Shareholder Return vs. Proxy Peer Group***

Our relative total shareholder return consistently outperformed those of our proxy peer group through the volatile three-year period covering the COVID-19 pandemic and its aftermath due to management demonstrated track-record of strong operational leadership and effective cost management.

**	Adjusted EBITDA, Adjusted EBITDA Margin. and Backlog are non-GAAP financial measures. For a discussion of these measures and for reconciliation to the nearest comparable GAAP measures, see Appendix A to this Proxy Statement.
***	Please see the “Benchmarking and Peer Groups” section of the Compensation Discussion and Analysis section for a list of the peer group used to determine 2022 compensation. The peer group used to determine 2020 and 2021 compensation for our PEO and other NEOs included: AAR Corp., Aerojet Rocketdyne Holdings, Inc., Astronics Corporation, Barnes Group Inc., CIRCOR International, Inc., Cubic Corporation, Heico Corporation, Kaman Corporation, Kratos Defense & Security Solutions, Inc., Mercury Systems, Inc. and RBC Bearings Incorporated.

Shareholder Value

On our year-over-year basis, our market capitalization increased by approximately 8%. The chart below depicts our market capitalization between the years 2019 and 2022.

*	Based on 11,572,668 shares outstanding and closing price of $50.53 per share as of December 31, 2019.
**	Based on 11,728,212 shares outstanding and closing price of $53.70 per share as of December 31, 2020.
***	Based on 11,925,087 shares outstanding and closing price of $46.77 per share as of December 31, 2021.
****	Based on 12,106,285 shares outstanding and closing price of $49.96 per share as of December 30, 2022.

The following graph and table compare the total shareholder return on $100 invested in Ducommun common stock with the total shareholder return on $100 invested in the Russell 2000 Index and companies identified in the benchmarking and peer groups section of this Compensation and Disclosure Analysis, for the five-year period from 2018 through 2022, with the year ended December 31, 2017, serving as the base period. The Russell 2000 Index measures the performance of approximately 2,000 small-capitalization companies in the Russell 3000 Index, a larger index of publicly traded companies that represents almost 98% of the investable U.S. stock market. The total returns include the reinvestment of cash dividends.

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Total Shareholder Return vs. Proxy Peers, Russell 2000 and Selected Indices

Comparison of 5 Year* Cumulative Total Return
Ducommun Inc. vs. Median of Peers** and Russell 2000
Assumes Initial Investment of $100 as of
December 31, 2017

*	Data for each year depicted in the graph above is as of December 31 of each year.
**	For information about our peer group, see “Compensation Discussion and Analysis – Benchmarking and Peer Groups.”

	Cumulative Total Shareholder Return as of December 31,
	2018	2019	2020	2021	2022
Ducommun Incorporated	$128	$178	$189	$164	$176
Russell 2000 Index	$89	$112	$134	$154	$122
Median of proxy peers	$94	$114	$101	$94	$83

Our relative total shareholder return TSR compared to the Russell 2000 Index over the 3-year period between 2020 and 2022 was in the 48th percentile, ranking 869th out of 2000 companies.*

Pay for Performance Philosophy

Our philosophy in compensating our named executive officers is oriented towards a pay-for-performance approach. In 2022, as reported in the Summary Compensation Table and other graphs below, performance-based compensation (defined, for this purpose, as all compensation contingent on the achievement of performance goals and/or increases in our stock price), at target, represented a significant percentage of the total compensation of each of the named executive officers:

CEO Target Compensation Mix	Other NEO Target Compensation Mix

*	“Final Payout Determination for Performance Shares Granted in 2020,” Willis Towers Watson, January 20, 2023.

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Compensation Program Overview

The direct elements of our executive compensation program are summarized below.

Type of compensation	Compensation element	Purpose	How paid	For more information
Fixed	Base Salary	Compensate named executive officers for their role and level of responsibility, as well as individual performance.	Cash; paid bi-weekly.	Page 43
Performance- based and variable	Annual Cash Incentive	Designed to reward the achievement of annual financial goals based on our actual financial performance compared to targets for adjusted operating income, revenue, and adjusted cash flow from operations; actual financial performance compared to a minimum adjusted net income goal; and individual performance.	Cash; typically paid in the first quarter of the year following the year for which the incentive is earned.	Page 43
	Performance Stock Units and Performance-Based Long-Term Incentive Cash Awards	Designed to reward the achievement of long-term growth in our adjusted diluted earnings per share, relative total shareholder return, and for the CEO, revenue targets.	Cliff vest at the end of the three- year performance period to the extent earned; paid in shares of common stock and cash in the first quarter of the year after the conclusion of the performance period.	Page 46
Time-Based	Restricted Stock Units	Designed to reward the achievement of long-term growth in our stock price and to provide a long-term retention incentive.	Shares vest ratably in annual increments over three years.	Page 46
Perquisites and Retirement Benefits (Other Compensation)	Automobile allowance; non- qualified deferred compensation plan; medical, dental, life and other insurance benefits, and 401(k) matching contributions provided on a non-discriminatory basis	Designed to provide limited perquisite and retirement benefits necessary for the attraction and retention of key executives.	Benefits paid bi-weekly; non-qualified deferred compensation plan and 401(k) matching annually.	Page 50

As shown above, our executive compensation program reflects strong pay for performance alignment, and our financial performance was the most significant factor affecting compensation of the named executive officers in 2022.

Since 2016, the number of vice presidents at the Company has decreased by over 60%, demonstrating management’s continued strong cost management and effective spending controls. As depicted below, Ducommun’s SG&A expense as a percentage of revenue is lower than all but two of its proxy peer group companies, based on those firms’ most recent Form 10-K filings with the SEC.

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Vice Presidents at DCO Corporate	DCO vs. Proxy Peers’ SG&A Expense as a % of Revenue

The total actual compensation of our CEO and other named executive officers as reported in the Summary Compensation Table increased slightly in 2022, consistent with year-over-year growth of approximately 10% in revenue, and reflective of our pay-for-performance compensation philosophy. While our CEO’s total compensation increased by approximately seven percent (7%) in 2022 compared to 2021, eighty-five percent (85%) of total target compensation was performance based and reflected our year-over-year growth in revenue, earnings and adjusted operating income, along with SG&A expense consistently remaining among industry leaders as discussed above. The chart below depicts our CEO’s total actual compensation compared to our revenue between 2019 and 2022.

CEO Compensation to Revenue

On average, total actual compensation for our other named executive officers increased by approximately 22% over 2021, with 64% being performance based.

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Other NEOs Total Actual Compensation 2020-2022

*	Values for Ms. Gonzalez in 2020 and 2021 are not applicable due to her promotion to VP, Chief Human Resources Officer in September 2022.

Compensation Best Practices

Our executive compensation program includes a number of positive pay practices.

What We Do	What We Don’t Do
A significant majority of target total direct compensation for the named executive officers was based on performance	We do not provide any pension or supplemental retirement benefits
We have a clawback policy in place for our annual and long-term incentive plans	We do not provide excise tax gross-ups
Executives and directors are subject to demanding stock ownership guidelines	We do not provide for any “single-trigger” equity vesting in the event of a change in control
We provide only modest perquisites	We do not permit option repricing without shareholder approval
Our Compensation Committee engages an independent compensation consultant	We do not grant stock options with an exercise price below 100% of fair market value
We prohibit executives and directors from pledging Ducommun stock or engaging in hedging transactions involving Ducommun stock

Last Year’s Say on Pay Vote

At the 2022 Annual Meeting, shareholders expressed support for the compensation of our named executive officers, with approximately 72% of the votes cast (excluding abstentions) in favor of the “say-on-pay” advisory vote. While the level of support was below historical levels of support, which averaged 95% of votes cast between 2019 and 2021, due to concerns expressed by Institutional Shareholder Services Inc. (“ISS”) relating to payments made to a former named executive officer upon retirement, our pay and performance were aligned in 2021, as in prior years. Both management and our Lead Independent Director confirmed with our largest institutional shareholders that such payments did not constitute a policy change towards current retirement benefits and did not anticipate taking similar actions in the future. Accordingly, the Compensation Committee considered the results of the 2022 advisory vote in connection with its regular evaluation of our executive compensation programs, but did not make any changes to our program or policies as a result of that vote.

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How Compensation Decisions are Made

Compensation Objectives

Our compensation programs are designed to provide competitive levels of compensation that link pay to the achievement of our financial goals, assist Ducommun in attracting and retaining qualified executives, and recognize individual initiative and performance. We intend for overall compensation of the named executive officers to be at levels that are broadly competitive with other companies of similar size and complexity of operations.

We do not target any specific mix of cash versus non-cash compensation for our named executive officers. Instead, each element of compensation (salary, annual cash incentive and performance-based long-term equity and cash incentives) is awarded and targeted at amounts that are intended to be market-competitive, consistent with our compensation principles, and reflect internal pay equity considerations. The Compensation Committee decided to continue to primarily rely on the grant of performance-based awards (in the form of both performance stock units and performance-based long-term incentive cash awards) when awarding variable compensation to executives. This approach provides consistency with our philosophy of creating pay-for-performance compensation opportunities to enhance alignment between executives’ interests and those of shareholders.

Role of the Compensation Committee

Each element of compensation for the CEO is set by the Compensation Committee. In addition, each element of compensation for the other named executive officers is recommended by the CEO and reviewed and approved by the Compensation Committee. As discussed below, we generally target the 50th percentile of peer group data and the 50th to 75th percentile of published survey compensation in assessing and establishing compensation for the named executive officers for several reasons. First, our executive officers assume multiple responsibilities that extend beyond the scope of their job titles and those traditionally performed by leaders in similar roles. Additionally, we target these levels to retain our executives in very a competitive labor market, thereby ensuring continuity among the senior leadership team to achieve our long-term strategic objectives. Moreover, our overall compensation mix leans heavily towards being at risk and performance-based, which ensures that our executive officers’ interests are aligned with those of shareholders.

Compensation Consultant

The Compensation Committee retained Willis Towers Watson (“WTW”) as an independent compensation consultant, which did not provide any services to us in 2022 other than with respect to executive compensation. The Compensation Committee reviewed WTW’s independence and completed an assessment of any potential conflicts of interest raised by WTW’s work by considering the following six factors, as well as others it deemed relevant: (i) whether WTW provides other services to us; (ii) the annual dollar value of fees paid to WTW, as a percentage of WTW’s total revenue; (iii) the policies and procedures of WTW that are designed to prevent conflicts of interest; (iv) any business or personal relationships between WTW consultants and members of the Compensation Committee; (v) whether any WTW consultants own Ducommun stock, and how much; and (vi) any business or personal relationships between WTW consultants or WTW with any of our executive officers. As a result of this review, the Compensation Committee concluded that WTW is independent and there are no such conflicts of interest.

Benchmarking and Peer Groups

The Compensation Committee has the compensation consultant prepare a formal executive compensation assessment every year. For the 2022 fiscal year, WTW assessed our executive compensation compared to the proxy disclosures for a specific peer group and to broader published survey compensation data, and recommended appropriate changes to our executive compensation program (the “WTW compensation assessment”). Specifically, and as noted above, we generally target the 50th percentile of peer group data and the 50th to 75th percentile of published survey compensation in assessing and establishing compensation for our named executive officers.

The peer group for 2022 compensation decisions consisted of the following eleven companies in the aerospace and defense and industrial machinery industries that were identified as market comparators by WTW and the Compensation Committee:

AAR Corp	Hexcel Corporation
Astronics Corporation	Kaman Corporation
Barnes Group Inc.	Kratos Defense & Security Solutions, Inc.
CIRCOR International, Inc.	Mercury Systems, Inc.
Cubic Corporation	RBC Bearings Incorporated
Heico Corporation

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As of the date of WTW’s compensation assessment, the peer group companies had 50th percentile annual sales of $924 million. Our annual sales were $645.4 million in 2021 (the most recent full fiscal year at the time of WTW’s compensation assessment).

In addition, the WTW compensation assessment compared our executive compensation to published survey compensation data for general industry and manufacturing companies with annual revenues of between $500 million and $1 billion, based on WTW’s advice that such compensation survey data would provide a reasonable basis for benchmarking our executive compensation. The compensation survey data was gathered from the General Industry Executive Compensation Survey – U.S., Durable Products Manufacturing or All Industry data cuts, published by Willis Towers Watson Services, and the U.S. Mercer Benchmark Database – Total Remuneration Survey, published by William M. Mercer. Aggregate compensation data from the surveys was provided to the Compensation Committee.

When making compensation decisions regarding the CEO, SVP of Operations and the CFO, the Compensation Committee reviews and relies upon both proxy peer group data and published survey compensation data. When making compensation decisions regarding the other executive officers, the Compensation Committee primarily relies on the published survey compensation data included in the WTW compensation assessment because the data provided for comparable positions within our peer group companies is considered insufficient.

In reviewing peer group and published survey compensation data, the Compensation Committee evaluates the relative percentile ranking of the CEO and the other executive officers with respect to salary, total cash compensation, and total direct compensation. The Compensation Committee also considers each named executive officer’s scope of responsibility, years of experience, demonstrated performance and marketability, and impact level within Ducommun relative to other executives in making compensation decisions.

2022 Named Executive Officer Compensation

Base Salaries

In establishing the salaries for the named executive officers in 2022, the Compensation Committee considered the WTW compensation assessment of base salary levels, which indicated that the CEO’s base salary was generally consistent with the 50th percentile of our compensation peer group and at the 75th percentile of published survey compensation data. The base salaries of the other named executive officers were generally consistent with the 50th percentile of published survey compensation data. Accordingly, the Compensation Committee made the base salary changes shown below for 2022 in recognition that our executive officers assume multiple responsibilities that extend beyond the scope of those traditionally performed by leaders in similar roles. In all cases, salaries were raised to reward executives for their 2021 performance and our return to growth during that year. Mr. Wampler’s base salary was raised by a higher percentage to align his compensation with the market.

	2022 Base Salary	2021 Base Salary	% Change
Mr. Oswald	$928,288	$901,250	3%
Ms. Gonzalez	$280,000	N/A	–%
Mr. Redondo	$475,860	$453,200	5%
Mr. Tata	$325,815	$310,300	5%
Mr. Wampler	$410,400	$360,000	14%

Annual Cash Incentives

Annual cash incentives are awarded based on our actual financial performance compared to targets for three performance metrics, operating income, net revenues, and cash flow from operations, so long as Ducommun exceeds an adjusted net income threshold of $10M. The performance metrics and their weightings are shown below.

The Compensation Committee chose these performance measures because it believes that growth along those metrics is essential to our objective of providing superior long-term total shareholder return. The Compensation Committee approves the threshold, target, and maximum goals for the financial performance measures, and the formula for funding the bonus pool at the beginning of each year. These performance goals are set in line with our annual operating plan for the year, and the 2022 annual operating plan approved by the Board contemplated that attainment of the maximum level of the cash flow from operations and operating income metrics would mark all-time record highs for Ducommun, thereby aligning management’s interests with those of shareholders.

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The Compensation Committee establishes a target annual cash incentive award for each named executive officer, expressed as a percentage of base salary. In setting the annual cash incentive target amounts, the Compensation Committee considered the WTW compensation assessment, which indicated our annual cash incentive target percentages were appropriate relative to the market. Annual cash incentive payouts can range from zero to a maximum of three times the targeted percentage, depending on performance. The maximum is considered appropriate in recognition of the stretch nature of the performance goals, and the benefit bestowed on shareholders should they be attained.

Achievement of Performance Goals in 2022

In determining actual payouts under the 2022 annual incentive plan, the Compensation Committee and Board first determined that Ducommun exceeded the adjusted net income threshold of $10M. The Compensation Committee then reviewed Ducommun’s performance against each metric established under the annual incentive plan to determine the award’s funding by metric, applied the appropriate weight to each metric and calculated the actual funding for the 2022 annual incentive plan.

The table below depicts the threshold, target, and maximum goals for each metric under the 2022 annual incentive plan and our actual performance. While funding for the award was calculated at 215% as a percentage of target based on our actual performance against the metrics underlying the annual incentive plan, negative discretion was applied to enhance payments for all employees across the enterprise in an effort to reward them for their performance during the year, thereby yielding an actual payout at 193% of target.

($ millions)	Threshold	Target	Maximum	Actual	(1)	FY 2022 Award Funding by Metric	Annual Incentive Plan Metric Weighting	Total Earned (as % of Target)
Operating Income	49.5	56.3	63.1	60.0		209%	70%	146%
Net Revenues	693.6	715.0	736.5	712.5		90%	10%	9%
Cash Flow (as adjusted)(2)	27.5	31.3	35.1	35.0	(2)	300%	20%	60%
Total								215%
Actual Funding								193%
(1)	Includes adjustments consistent with historical practices.
(2)	Cash Flow (as adjusted) includes adjustments relating to the impact of severance-related restructure costs.

The Compensation Committee also reviewed and noted several significant achievements and milestones, which are summarized below. No individual weightings were assigned to any one of these factors:

•	On a year-over-year basis, revenues and our market capitalization increased by approximately 10% and 8%, respectively, demonstrating the value realized by shareholders and the effectiveness of our pay-for-performance compensation philosophy in aligning our executives’ interests with those of shareholders.
•	Our relative total shareholder return consistently outperformed those of our proxy peer group through the volatile three-year period covering the COVID-19 pandemic and its aftermath due to management’s demonstrated track-record of strong operational leadership and effective cost management
•	The implementation of a restructuring initiative to consolidate our footprint, enhance margins and expand our low-cost capabilities that will help accelerate the achievement of our strategic goals and better position the Company for stronger performance in the future.
•	Revenue from Ducommun’s defense portfolio nearly doubled since 2016, from $229 million to $421 million, as management continued to successfully cement strong relationships with key defense primes by gaining content on key next-generation platforms, ensuring we are well positioned to benefit from offloading with the right product portfolio, strong operating discipline and by leveraging our lean, highly focused performance center concept.
•	Management continued to build on its demonstrated track-record of strong operational leadership and effective cost management to achieve double digit year-over-year top-line growth, led by an almost 60% improvement in commercial aerospace revenue over the prior year.
•	Several customers recognized Ducommun’s excellence in on-time delivery and quality during the year, including the 2022 Supplier Quality Excellence Award from Spirit AeroSystems, Inc. and our Tulsa, Oklahoma performance center being designated as a Blue-Rated Supplier by Northrop Grumman Corporation. Ducommun also maintained its Detail Parts Partner designation with Airbus, representing preferred supplier status and which is expected to generate significant value for shareholders.

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•	SG&A expense, which as a percentage of revenue is lower than all but two of Ducommun’s proxy peer group companies, based on those firms’ most recent Form 10-K filings. Moreover, at Ducommun’s corporate headquarters, since 2016, the number of vice presidents at the Company decreased by over 60%, demonstrating management’s continued strong cost management and effective spending controls.
•	Our Appleton, Wisconsin and Huntsville, Arkansas performance centers each exceeded $100 million in revenue, a first for the Appleton facility
•	MagSeal LLC, a leading provider of high impact, military-proven magnetic seals for critical systems in aerospace and defense applications, which we acquired in December 2021, outperformed its targeted financial model projections at the time of acquisition for both revenue and profitability and finished the year with an all-time high backlog.
•	Management proactively navigated supply chain issues and labor shortages to maintain an outstanding record of on-time deliveries and quality to customers.

The Compensation Committee noted these significant team accomplishments that drove our results in 2022 when determining final annual cash incentive awards. Moreover, the Compensation Committee firmly believes that our continued return to growth, with year-over-year increases in earnings, revenue and adjusted operating income positions Ducommun and its shareholders very favorably for further success going forward.

For 2022, target annual incentive award targets and annual cash incentive determination for each of the named executive officers is reflected in the table below.

	Target Award ($)	Target as % of Base Salary	Payout % of Target	Total Payout ($)*
Mr. Oswald	924,128	100	193	1,784,000
Ms. Gonzalez	92,675	40	193	179,000
Mr. Redondo	259,326	55	193	501,000
Mr. Tata	145,543	45	193	281,000
Mr. Wampler	201,323	50	193	389,000
*	We have a convention of rounding payout amounts up to the nearest thousand.

The graphs below show the changes in our named executive officers’ annual incentive compensation between 2020 and 2022.

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CEO Annual Incentive Compensation 2020-2022	NEO Annual Incentive Compensation 2020-2022

*	Values for Ms. Gonzalez in 2020 and 2021 are not applicable due to her promotion to VP, Chief Human Resources Officer in September 2022.

Long-Term Incentives

In fiscal 2022, Ducommun granted long-term incentives to its CEO in the form of performance stock units (“PSU”s) and performance-based cash awards (“Cash LTIPs”) based on earnings per share (“EPS”) with a relative total shareholder return (“rTSR”) modifier and revenue. Additionally, Ducommun granted long-term incentives to its other named executive officers in the form of PSUs and Cash LTIPs (other than Ms. Gonzalez, who received PSUs only payable in shares) based on EPS and a rTSR modifier, as well as time-based restricted stock units (“RSUs”). The allocation between the equity and cash components of the long-term incentive awards was determined after deliberations with the Compensation Committee involving the evaluation of multiple scenarios and considerations, including ensuring that our executives’ long-term interests remained aligned with those of shareholders and the desire to be judicious with our grant practices to preserve shares under our Amended 2020 Stock Incentive Plan, thereby mitigating the dilutive effect of our long-term equity compensation practices on shareholders. Accordingly, to ensure alignment between executives’ and shareholders’ interests, the amount of cash that our NEOs may earn pursuant to the Cash LTIP awards will be based on performance against the same metrics used for the equity components of the PSU awards. The overall mix of long-term incentives granted to our NEOs in 2022, along with a breakdown of the applicable amount of PSUs, Cash LTIPs and RSUs payable in shares of common stock and cash, respectively, are depicted below:

CEO LTI Mix at Target	Other NEO LTI Mix at Target*

*	Ms. Gonzalez did not received Cash LTIPs in 2022 and is therefore excluded from the NEO LTI Mix calculation.

PSU awards encourage executives to focus on specific financial and other goals that the Compensation Committee believes will contribute to long-term shareholder value. Restricted stock units provide a direct ownership interest in Ducommun and a

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long-term incentive for the named executive officers to remain employed with us. PSU, PRSU, and RSU awards are the only forms of long-term compensation afforded to our executives as Ducommun does not maintain a pension plan for our NEOs.

In determining the aggregate value of long-term incentives to grant for 2022, the Compensation Committee considered the results of the WTW compensation assessment as to the value of long-term incentives provided at the 50th percentile of our compensation peer group data and the 75th percentile of the published survey compensation data. In keeping with those considerations, all of the long-term incentives granted to our CEO were performance based, while awards to the other named executive officers reflected a mix of performance- and time-based long-term incentives that were generally consistent with the market and prevailing business conditions, and were intended to incentivize our executive officers to achieve the performance metrics thereunder. The Compensation Committee also considered the existing equity holdings of our NEOs and the number of shares both outstanding and available under our long-term incentive plans when granting awards in 2022.

The Compensation Committee made the following target long-term incentive awards to the named executive officers in 2022:

	PSUs (Shares at Target)	(1)	Cash LTIP – EPS/rTSR ($ at Target)	Cash LTIP - Revenue ($ at Target)	RSUs (Shares at Target)	Value of PSUs, Cash LTIPs and RSU Grants Combined ($)	(2)
Mr. Oswald	50,380		1,568,800	551,200	–	4,465,512
Ms. Gonzalez	2,500		–	–	2,000	269,310
Mr. Redondo	2,420		287,472	–	4,981	613,159
Mr. Tata	1,991		236,592	–	4,100	504,598
Mr. Wampler	2,270		269,664	–	4,673	575,196
(1)	Includes performance restricted stock unit (“PRSU”) grants issued to our CEO.
(2)	Based on grant date fair values, and assuming target performance with respect to PRSUs and PSUs.

The value of long-term incentives granted to our CEO in 2022 remained generally static on a year-over-year basis compared to 2021, reflective of our desire to be judicious with our grant practices and preserve shares under our Amended 2020 Stock Incentive Plan to mitigate the dilutive effect of our long-term equity compensation practices on shareholders. The Compensation Committee believes this decision remains consistent with our pay-for-performance compensation philosophy and maintains the alignment between executives’ interests and those of our shareholders by ensuring that the majority of our CEO’s total target compensation is dependent on performance, thereby incentivizing continued increases in earnings, revenues and operating income, all to shareholders’ benefit. The value of the long-term incentives granted to our CEO and named executive officers is depicted in the graphs below:

CEO Long-Term Incentive Compensation 2020-2022	NEO Long-Term Incentive Compensation 2020-2022

*	Values for Ms. Gonzalez in 2020 and 2021 are not applicable due to her promotion to VP, Chief Human Resources Officer in September 2022.

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CEO Performance Restricted Stock Unit Grant (FY2022-FY2024 Performance Period)

In 2022, our CEO was awarded Performance Restricted Stock Units (“PRSUs”) and Cash LTIPs that may vest based upon the achievement of revenue targets, shown below, in the last year of a three-year period (from January 1, 2022, to December 31, 2024). In order to preserve shares under our Amended 2020 Stock Incentive Plan and manage share dilution, the grants will be payable, if at all, in both shares and cash. Based on our 2022 revenues of $713 million, revenues would need to increase by approximately 13% for our CEO to achieve the maximum payout at the end of the performance period, which would provide significant shareholder value.

Three-Year Revenue Goal

Performance Level	Performance (%)	Performance ($M)	Payout %
Maximum	104.0	808	200
Target	100.0	777	100
Threshold	96.0	746	50
<Threshold	<96.0	<746	-

Performance Stock Units (FY2022-FY2024 Performance Period)

The performance-based long-term incentive awards granted in 2022, including Cash LTIPs, may be earned based upon the achievement of annual adjusted diluted EPS targets during each year of a three-year performance period, subject to a rTSR modifier. The Compensation Committee chose adjusted diluted EPS as the performance metric to tie executive compensation directly to the annual and long-term growth in Ducommun’s earnings. As discussed further below, an rTSR modifier can also be applied to the number of vested PSUs and Cash LTIP amounts to further align executive compensation with shareholder value creation.

The PSUs granted in 2022 will cliff vest at the end of the three-year performance period in an amount between 0% and 200% of the target units or target dollar amounts (as applicable), as shown below.

Adjusted Diluted Earnings Per Share for Awards*

	Adjusted Diluted EPS($)			Vesting Percentage of
				Target Units or Cash for	Three-Year
	2022	2023	2024	Each Year	Total*
Maximum	3.36	3.76	4.21	66.6%	200%
Target	3.10	3.28	3.48	33.3%	100%
Threshold	2.92	2.92	2.92	10.0%	30%
*	The same metrics apply to the PSUs and Cash LTIPs.
**	Assuming performance remains at the same level for all three years of the performance period.

The Compensation Committee set the threshold and target adjusted diluted EPS levels to be consistent with the annual operating plan, with the target level increasing by 6% each year of the performance period, thereby ensuring management is incentivized to improve adjusted diluted earnings per share relative to the end of 2021.

In the event our performance falls between two of the data points listed in the table above, the percentage of target performance stock units and target dollar amounts, as applicable, that are earned will be determined by linear interpolation between the two data points, rounded to the nearest whole unit in the case of the performance stock units. Adjusted diluted EPS is calculated, as determined by the Compensation Committee, by adjusting our diluted EPS to reflect changes in accounting standards, discontinued operations to exclude gain or loss on the sale of any business or product line, and to reflect any asset impairment write-offs or charges (whether of goodwill, intangible or tangible assets), transaction-related costs or expenses (including but not limited to the effects of Financial Accounting Standards Board Accounting Standards Codification Topic 805), debt refinancing costs, and restructuring and other non-recurring expenses.

Relative Total Shareholder Return Modifier

After the end of the three-year performance period of our PSU and Cash LTIP awards our rTSR will be calculated as compared to the Russell 2000 Index for the same period. As depicted in the table below, the total number of PSUs and Cash LTIPs earned will then be determined by multiplying the equity and cash earned, respectively, on the adjusted diluted EPS metric by a modifier between 0.75-1.25. The rTSR modifier will not be greater than 1.0 unless our absolute total shareholder return over the three-year performance period is positive, regardless of our relative ranking. In total, the maximum funding for PSU and Cash LTIP awards based on the achievement of adjusted diluted EPS levels and application of the relative total shareholder return is 250% of target.

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Relative Total Shareholder Return v. Russell 2000 Index

Total Shareholder Return Percentile Rank	Total Vested Units and Cash Modifier
81% - 100%	1.25
71% - 80%	1.15
61% - 70%	1.10
41% - 60%	1.00
31% - 40%	0.90
21% - 30%	0.85
0% - 20%	0.75

Settlement of Awards from Prior Grant Cycles

CEO Performance Restricted Stock Unit Grant (FY2020-FY2022 Performance Period)

In 2020, our CEO was awarded performance restricted stock units (“2020 PRSUs”) subject to vesting based upon the achievement of revenue targets in the last year of a three-year performance period (from January 1, 2020 to December 31, 2022) to incentivize the long-term growth of the business. The Compensation Committee determined the amount of revenue that was achieved relative to its strategic plan in the last year of the performance period, and the percentage and number of the performance restricted stock units earned as a result thereof.

The revenue target for the performance period was established in May of 2020 pursuant to that year’s strategic plan, which was based on 2019 revenues of $721.1 million. Contrary to the assumptions used in establishing metrics under the 2020 strategic plan however, over the course of the performance period Ducommun lost approximately $190 million in commercial aerospace revenue due to lingering impacts of the COVID-19 pandemic and the challenges following the grounding of the Boeing 737 MAX (which was Ducommun’s largest revenue program in 2019 of approximately $130 million, and which declined to $20 million by 2021). While Ducommun was still able to increase defense revenues by 40%, the level of sales attained in the last year of the performance period fell short of the threshold by merely $6 million. The following table summarizes the original revenue targets as a percentage and dollar value at threshold, target and maximum performance levels and the resulting payout levels:

Revenue Goal Determination

	Performance	Performance
Performance Level	(%)	($M)	Actual ($M)	Payout %
Maximum	103.2	780.0		200.0
Target	100.0	756.0		100.0
Threshold	95.0	718.0		50.0
<Threshold	<95.0	<718.0
Actual			712.5	-

Despite improving revenue by over 10% in 2022 compared to 2021, management’s continued effective spending controls resulting in year-over-year margin expansion, and the headwinds described above, the Compensation Committee made no adjustments to the targets as originally established under the 2020 grant, and consequently no shares were awarded to the CEO for the 2020 PRSU grant.

Performance Stock Units (FY2020-FY2022 Performance Period)

The three-year performance period for performance stock units awarded in 2020 ended on December 31, 2022. The threshold, target, and maximum performance levels for performance stock units awarded in 2020, and the actual performance in each of the years 2020 to 2022, were as follows:

Adjusted Diluted EPS ($) and TSR Modifier for Performance Stock Unit Determination

	Threshold (10.0%	Target (33.3%	Maximum (66.6%
	payout each year)	payout each year)	payout each year)	Actual		% Earned
2020	1.89	2.10	2.31	2.62		66%
2021	2.12	2.50	2.88	11.06	*	66%
2022	2.44	2.73	3.28	3.30		68%
TSR Modifier				48%		1.00
			Total shares awarded (%)			200%
*	Approximately $8.39 of 2021 Adjusted EPS was attributable to Ducommun’s completion of a sale-leaseback transaction involving its Gardena, CA performance center.

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Our relative total shareholder return compared to the Russell 2000 Index was in the 48th percentile, and therefore, the number of total shares earned was not adjusted due to the impact of the modifier despite Ducommun achieving a diluted EPS of $3.30 a share, a significant increase in shareholder value compared to the beginning of the performance period.

Timing of Long-Term Incentive Awards

The Compensation Committee has implemented a process whereby all normal cycle long-term incentives are awarded in the spring of each year and long-term equity incentive grants in 2022 were generally consistent with this process. However, long-term incentive grants may be made at other times in the event of the new hire of an executive officer or a special award to recognize individual performance. In addition, the timing of the award of normal cycle long-term equity incentives may be changed in the future, as needed, to meet changing circumstances.

Severance and Change in Control Agreements and Practices

Ducommun has entered into a key executive severance agreement with each of the executive officers. These agreements (which are all substantially the same) provide for cash severance and double trigger equity acceleration if there is a qualifying termination in connection with a change in control, and limited cash severance if there is a qualifying termination outside the context of a change in control. Key executive severance agreements are considered to be a necessary in the recruitment and retention of qualified executives. We believe having severance agreements in place allows our executives to focus on shareholder interests when considering strategic alternatives because they provide some financial security in the event of an involuntary termination of employment. We do not provide gross-ups for taxes under these agreements. Please refer to the section entitled “Potential Payments Upon Termination or Change in Control” below for further discussion of these agreements.

Clawback Policy

We have a clawback policy that applies in the event a restatement is necessitated due to material noncompliance with financial reporting requirements under U.S. generally accepted accounting principles or SEC rules. In the event of such a restatement, all incentive-based compensation and all vested performance-based equity awards made to executive officers may be recovered to the extent that such payments and vested awards were higher than they should have been because of the inaccurate financial statements. The clawback policy applies to incentive payments and vested performance-based equity awards made to executive officers after October 29, 2016. We will adopt an amended clawback policy consistent with the listing standards adopted by the New York Stock Exchange in light of the SEC’s recent adoption of the “Listing Standards for Recovery of Erroneously Awarded Compensation”.

Securities Trading Policy: Prohibition on Pledging and Hedging

To align the interests of our directors, officers, and employees, including our named executive officers, with our shareholders, our Insider Trading Policy does not permit any director, officer, or employee of Ducommun to either margin our securities or pledge Company securities as a loan or to engage in any hedging transactions involving our securities. Hedging includes the purchase or sale of financial instruments that are designed to hedge or offset any decrease in the market value of securities, including prepaid variable forward contracts, equity swaps, collars, and exchange funds.

Other Compensation

Other compensation and personal benefits paid or made available to the named executive officers are not material. We provide a non-qualified deferred compensation plan and automobile allowance to our named executive officers, as well as medical, dental, life and other insurance benefits. In addition, the named executive officers receive 401(k) matching contributions on the same basis as our other employees. However, we do not provide any pension or supplemental retirement benefits to our named executive officers.

Director and Officer Stock Ownership Policy

In August 2020, the Compensation and Corporate Governance and Nominating Committees of the Board adopted a stock ownership policy that requires certain of our executive officers to acquire and hold shares of our stock equal in value to a multiple of their annual salary as follows:

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Applicable Individuals	Stock Ownership Requirement (Multiple of Salary or Cash Retainer)
Chairman, President and Chief Executive Officer	5x Base Salary
Chief Operating Officer, Chief Financial Officer, Chief Human Resources Officer and General Counsel	3x Base Salary
Senior Most Officer of Each Key Business Unit.	1x Base Salary

Under the policy, a participant’s stock ownership will be valued based on the average trading price of Ducommun’s stock over a twelve-month period ending on December 31 of each year. Executive officers have five years from the later of the adoption of the policy in August 2020 or their initial election to meet this stock ownership guideline. All of the named executive officers are either in compliance, or have additional time in which to comply, with the stock ownership guideline as of December 31, 2022.

Compensation Risk Assessment

The Compensation Committee reviews the risks associated with our compensation policies and practices for executive officers and employees generally. The Compensation Committee did not identify any risks arising from these policies and practices that are reasonably likely to have a material adverse effect on us. In the course of its review, the Compensation Committee considered various features of our compensation policies and practices that discourage excessive risk taking, including those outlined below.

Compensation Feature	Compensation Practices
Philosophy	An appropriate compensation philosophy based on peer group, pay for performance, and other market compensation data.
Balanced Approach	An effective balance between cash and equity-based compensation. An appropriate mix of short- and long-term performance measures, and maximum payouts under annual cash incentive and performance stock unit programs. Multi-year vesting of long-term stock and cash compensation awards. An appropriate mix of time- and performance-based vesting schedules. Financial measures as well as discretion to recognize individual performance.
Alignment of Interests with Shareholders	Stock ownership guideline for key executive officers.
Perquisites and Retirement Benefits	Limited perquisites and retirement benefits.

Tax Deductibility and Gross-Ups

Section 162(m) of the Internal Revenue Code places a limit of $1 million on the amount of compensation that we may deduct as a business expense in any year with respect to certain of our most highly paid executive officers. Prior to the enactment of the 2017 Tax Cuts and Jobs Act, there had been an exemption from this $1 million deduction limit for compensation payments that qualified as “performance-based” under Section 162(m). With the enactment of the 2017 Tax Cuts and Jobs Act, however, the performance-based compensation exemption has been eliminated, except with respect to certain grandfathered arrangements. While the Compensation Committee considers the deductibility of compensation as one factor in determining executive compensation, it believes that it is in the best interests of our shareholders to maintain flexibility in our approach to executive compensation and to structure a program that we consider to be the most effective in attracting, motivating and retaining key executives.

The change in control provisions described in the section entitled “Severance and Change in Control Agreements and Practices” could subject an executive to an excise tax on an “excess parachute payment” under Internal Revenue Code Section 4999. Ducommun does not provide any gross-up to its executives for any excise tax due under this section of the Internal Revenue Code.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” set forth above with management. Based on these reviews and discussions, the Compensation Committee recommended to the Board that the “Compensation Discussion and Analysis” be included in this Proxy Statement and incorporated by reference into Ducommun’s Annual Report on Form 10-K for the year ended December 31, 2022.

Submitted by the Compensation Committee,

Dean M. Flatt—Committee Chair
Shirley G. Drazba
Jay L. Haberland

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2022 Summary Compensation Table

The Summary Compensation Table and the other tables which follow disclose (in accordance with SEC rules) the compensation for the years ended December 31, 2022, 2021 and 2020 awarded to, earned by or paid to the Named Executive Officers. Columns have been omitted from the table when there has been no compensation awarded to, earned by or paid to any of the Named Executive Officers required to be reported in that column in any year covered by the table.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	(1)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	(3)	All Other Compensation ($)	(4)	Total ($)
Named Executive Officers
(NEO)
Stephen G. Oswald	2022	924,128	0	3,914,313		0	1,783,567		93,759		6,715,767
Chairman, President &	2021	897,211	0	4,370,320		0	987,000		44,636		6,299,099
Chief Executive Officer
	2020	899,039	0	2,251,772		0	1,799,000		27,696		4,977,506
Laureen S. Gonzalez	2022	231,687	0	269,310		0	178,863		11,941		691,801
Vice President, Chief Human
Resources Officer
Jerry L. Redondo	2022	471,502	0	613,160		0	500,500		28,193		1,613,355
Senior Vice President,	2021	450,660	0	588,988		0	248,000		27,698		1,315,209
Operations
	2020	436,148	0	379,645		0	437,000		26,383		1,279,176
Rajiv A. Tata	2022	323,428	0	504,598		0	280,897		35,429		1,144,352
Vice President, General	2021	307,176	0	516,464		0	153,000		26,081		1,001,773
Counsel & Secretary
	2020	296,192	0	300,952		0	267,000		25,387		889,531
Christopher D. Wampler	2022	402,646	0	575,196		0	388,553		31,763		1,398,157
Vice President, Chief Financial	2021	353,459	0	516,464		0	195,000		30,259		1,094,585
Officer, Controller and
Treasurer	2020	282,555	75,000	300,952		0	255,000		27,284		940,791
(1)	These columns show the grant date fair value of awards granted to Messrs. Oswald, Redondo, Tata and Wampler, and Ms. Gonzalez computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. The methodology and assumptions used in the valuation of stock option awards, performance stock units (“PSUs”), Performance Restricted Stock Units payable in shares (“PRSUs”) and restricted stock units (“RSUs”) are contained in Footnote 10 to Ducommun’s consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2022.

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(2)	The awards included in the Stock Awards column for our CEO consisted of PRSUs payable in shares and PSUs, and for our named executive officers, PSUs and RSUs in 2022. The grant date fair value of RSUs issued in June 2022 was $42.08 and was $55.53 for those issued to Ms. Gonzalez in April 2022.The value of PRSUs payable in shares and PSUs, each of which are subject to performance conditions, are shown in the table above based on the probable outcome of the performance conditions as of the grant date for the award. The following table shows the maximum values for the PSUs, payable in cash and equity, as of the grant date year of the award and PRSUs payable in equity to Mr. Oswald, as of the grant date year of the award:
		Maximum Performance Stock
		Unit Grant Date Fair Value
Name	Year of Award	($)
Stephen G. Oswald	2022	9,531,387
	2021	8,043,268
	2020	4,253,041
Laureen S. Gonzalez	2022	395,625
Jerry L. Redondo	2022	1,008,899
	2021	995,083
	2020	623,579
Rajiv A. Tata	2022	830,176
	2021	872,060
	2020	493,809
Christopher D. Wampler	2022	946,390
	2021	872,060
	2020	493,809
(3)	Non-equity incentive plan compensation was earned for each year ended and was paid in the first quarter of the following year.
(4)	The following table discloses each item included in the “All Other Compensation” column for 2022:
				Ducommun	Ducommun
	Automobile		Life Insurance	Contributions	Contributions to
	Allowance		Premiums	to 401(k) Plan	NQDCP		Total
Name	($)	(a)	($)	($)	($)	(b)	($)
Stephen G. Oswald	18,024		1,080	9,150	65,505		93,759
Laureen S. Gonzalez	4,506		485	6,951	—		11,941
Jerry L. Redondo	18,024		1,019	9,150	—		28,193
Rajiv A. Tata	18,024		699	7,768	8,938		35,429
Christopher D. Wampler	18,024		870	9,150	3,719		31,763
(a)	Equates to a payment of $1,502 per month for automobile-related travel expenses such as lease payments, fuel and insurance.
(b)	Includes amounts equal to the 10 Year U.S. Treasury Bill Rate plus three hundred basis points based on participants’ annual contributions to the Plan, which will vary from year-to-year.

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2022 Grants of Plan-Based Awards Table

The following table provides information on the 2022 Bonus Plan and the award of performance stock units (“PSU”s) and restricted stock units (“RSU”s) to the named executive officers during 2022:

		Estimated Future Payments Under Non-Equity Incentive Plan Awards					Estimated Future Payments Under Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Based Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	(1)	Maximum ($)	(1)	Threshold (#)	Target (#)	(2)	Maximum (#)					(3)
Stephen G. Oswald
2022 Bonus Plan			924,128		2,772,385
Performance Stock Units - EPS/rTSR	6/22/2022							38,289		95,723				1,836,723
Cash LTIP - EPS/rTSR	6/22/2022							1,568,800		3,922,000				1,568,800
Performance Restricted Stock Units - Revenue	6/22/2022							12,091		24,182				508,789
Cash LTIP - Revenue	6/22/2022		551,200		1,102,400
Laureen S. Gonzalez
2022 Bonus Plan			92,675		278,025
Performance Stock Units - EPS/rTSR	4/22/2022							2,500		6,250				158,250
Cash LTIP - EPS/rTSR								0		0
Restricted Stock Units	4/22/2022										2,000			111,060
Jerry L. Redondo
2022 Bonus Plan			259,326		777,979
Performance Stock	6/22/2022							2,420		6,050				116,087
Units - EPS/rTSR
Cash LTIP - EPS/rTSR								287,472		718,680				287,472
Restricted Stock Units	6/22/2022										4,981			209,600
Rajiv A. Tata
2022 Bonus Plan			145,543		436,628
Performance Stock	6/22/2022							1,991		4,978				95,508
Units - EPS/rTSR
Cash LTIP - EPS/rTSR								236,562		591,405				236,562
Restricted Stock Units	6/22/2022										4,100			172,528
Christopher D. Wampler
2022 Bonus Plan			201,323		603,969
Performance Stock Units - EPS/rTSR	6/22/2022							2,270		5,675				108,892
Cash LTIP - EPS/rTSR								269,664		674,160				269,664
Restricted Stock Units	6/22/2022										4,673			196,640

(1)	The target and maximum amounts of awards are based on either: (i) the bonus-eligible salary of each of the named executive officers at December 31, 2022, or (ii) the target value of cash-based awards under the 2022 Ducommun Stock Incentive Plan as amended. In the case of Mr. Oswald, Cash LTIPs - Revenue does not fall within the scope of Financial Accounting Standards Board Accounting Standards Codification Topic 718.
(2)	The fair value for performance-based Cash LTIPs - EPS/rTSR are depicted in dollar amounts and fall within the scope of Financial Accounting Standards Board Accounting Standards Codification Topic 718.
(3)	The fair value of the PSUs – EPS/rTSR are shown based on the probable outcome of the performance conditions as of the date of grant of the awards.

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2022 Outstanding Equity Awards at Fiscal Year-End Table

The following table provides information on unexercised stock options (“SOs”) and unvested PSUs and RSUs granted to the named executive officers that were outstanding on December 31, 2022:

	Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	(3)(4)	Equity Incentive Plan Awards: Market or Payout Values of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Stephen G. Oswald
SOs	5/14/2018	32,500		–	32.90	5/14/2028
SOs	6/17/2019	35,000		–	42.25	6/17/2029
PRSUs	1/23/2017									26,667		1,332,267
PRSUs	3/08/2021									13,924		695,643
PRSUs	6/22/2022									12,091		604,066
PSUs	2/17/2021									77,974		3,895,601
PSUs	6/22/2022									71,473		3,570,781
PSUs	6/22/2022									62,790		3,136,976
RSUs	5/07/2020						6,920		345,723
RSUs	2/17/2021						12,060		602,518
Laureen S. Gonzalez
SOs	6/17/2019	558		–	42.25	6/17/2029
SOs	10/23/2019	850		–	40.07	10/23/2029
PSUs	4/22/2022									4,667		233,147
RSUs	5/07/2020						317		15,837
RSUs	1/11/2021						804		40,168
RSUs	12/08/2021						667		33,323
RSUs	4/22/2022						2,000		99,920
Jerry L. Redondo
SOs	3/20/2017	4,000		–	28.67	3/19/2024
SOs	5/14/2018	5,000		–	32.90	5/14/2028
SOs	6/17/2019	4,700		–	42.25	6/17/2029
PSUs	2/17/2021									11,928		595,923
PSUs	6/22/2022									4,517		225,686
PSUs	6/22/2022									11,505		574,772
RSUs	5/07/2020						1,637		81,785
RSUs	2/17/2021						2,305		115,158
RSUs	6/22/2022						4,981		248,851

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	Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	(3)(4)	Equity Incentive Plan Awards: Market or Payout Values of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Rajiv A. Tata
SOs	5/14/2018	1,833		–	32.90	5/14/2028
SOs	6/17/2019	5,840		–	42.25	6/17/2029
SOs	10/10/2019	2,500		–	40.44	10/10/2029
PSUs	2/17/2021									10,453		522,249
PSUs	6/22/2022									3,717		185,678
PSUs	6/22/2022									10,792		539,184
RSUs	5/07/2020						1,300		64,948
RSUs	2/17/2021						2,024		101,119
RSUs	6/22/2022						4,100		204,836
Christopher D. Wampler
SOs	5/14/2018	5,000		–	32.90	5/14/2028
SOs	6/17/2019	3,900		–	42.25	6/17/2029
PSUs	2/17/2021									10,453		522,249
PSUs	6/22/2022									4,237		211,697
PSUs	6/22/2022									9,469		473,093
RSUs	5/07/2020						1,300		64,948
RSUs	2/17/2021						2,024		101,119
RSUs	6/22/2022						4,673		233,463

(1)	The unexercisable stock options become exercisable in increments on the anniversary date of the date of grant such that stock options granted in 2019, one-third vested and became exercisable in each of 2020, 2021 and 2022.
(2)	The unvested restricted stock units vest as follows: (i) with respect to grants in 2020, one-third vested in each of 2021 and 2022, and the remaining one-third will vest in 2023; (ii) with respect to grants in 2021, one-third vested in 2022, and one-third will vest in each of 2023 and 2024; and (iii) with respect to grants in 2022, the award will vest in equal installments of one-third in 2023, 2024 and 2025.
(3)	Performance stock units are shown based on our actual achievement of performance measures for periods through 2022 and at the maximum number of shares eligible to vest for performance periods that end after 2022. The performance stock units will vest if the performance conditions are met as follows: (i) grants in 2020 vested, based on achievement of the performance metrics on December 31, 2022 and were settled in the first quarter of 2023, (ii) grants in 2021 will vest, if at all, based on achievement of the performance metrics on December 31, 2023 and will be settled in the first quarter of 2024, and (iii) grants in 2022 will vest, if at all, based on achievement of the performance metrics on December 31, 2024 and will be settled in the first quarter of 2025.
(4)	The amounts for PRSUs and PSUs are calculated based on the number of unvested PRSUs and PSUs, respectively, and the closing price of our common stock on the NYSE on the last trading day of 2022 ($49.96).

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2022 Option Exercises and Stock Vested Table

The following table provides information on the exercise of stock options and vesting of stock for the Named Executive Officers during 2022:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Stephen G. Oswald	28,000	572,880	66,586	(1)	3,612,867
Laureen S. Gonzalez	–	–	1,103	(2)	52,294
Jerry L. Redondo	10,000	353,100	22,232	(1)	1,098,765
Rajiv A. Tata	750	15,848	16,953	(1)	841,984
Christopher D. Wampler	4,000	87,200	14,372	(1)	768,504

(1)	The number of shares reflects: (a) restricted stock units that vested during the year, and (b) PSUs from the 2020 grant, for which the performance period ended on December 31, 2022.
(2)	The number of shares reflects restricted stock units that vested during the year.

2022 Pension Benefits Table

We do not provide any pension benefits to any of our named executive officers.

2022 Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

We offer a nonqualified defined contribution and nonqualified deferred compensation plan (the “Plan”) to certain members of our management, including the named executive officers. Participants may elect to receive all or a portion of any Plan year’s deferral balance while they are still employed by Ducommun under various conditions as set forth in the Plan. Participants who separate from Ducommun will have their deferral balances paid within ninety (90) days after their employment ends, unless specific retirement guidelines are met. Participants who meet our retirement guidelines can elect to have their distributions made in either a lump sum or in two to ten annual installments, depending on the payment method selected. Participants with deferred amounts less than $100,000 will be paid out in a lump sum upon departing from Ducommun. Scheduled in-service distributions are also paid in a lump sum. If a participant terminates prior to or while receiving a scheduled in-service distribution, or if a participant has elected to have the deferral balance paid after employment ends, the distribution will be paid (or installments will commence) in the month following separation from service. However, for certain specified employees, post-employment distributions generally cannot be paid until six months after separation of service, except in the event of death. Additionally, limited portions of a participant’s account may be distributed in accordance with the Plan in the event the participant suffers a sudden, unexpected and severe financial hardship. We may credit additional amounts under the Plan on behalf of eligible employees in an amount equal to the 10 Year U.S. Treasury Bill Rate plus three hundred basis points based on participants’ annual contributions to the Plan. The table below summarizes participants’ contributions to the Plan for 2022:

Name	Executive Contributions in Last FY ($)	(1)	Registrant Contributions in Last FY ($)	(2)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE ($)(3)(4)
Stephen G. Oswald	637,999		65,506		(62,006)	–	1,575,232
Laureen S. Gonzalez	–		–		–	–	–
Jerry L. Redondo	–		–		–	–	–
Rajiv A. Tata	190,273		8,938		(11,249)	–	187,962
Christopher D. Wampler	61,771		3,719		(11,573)	–	157,972

(1)	Executive contributions represent a percentage of Salary and Non-Equity Incentive Plan Compensation amounts identified in the Summary Compensation Table. Amounts related to unvested PSUs and RSUs are excluded and, if deferred, will be reported as a contribution in the year of vesting.
(2)	Registrant contributions are reported in “All Other Compensation” in the Summary Compensation Table.
(3)	Amounts previously reported in the proxy statement for the 2022 Annual Meeting of Shareholders omitted certain amounts due to a clerical error.
(4)	The fiscal year balance includes the following amounts that were previously reported in the Summary Compensation Table as compensation for 2020 and 2021: Mr. Oswald - $933,733; Mr. Tata - $0; and Mr. Wampler - $104,055.

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Potential Payments Upon Termination or Change in Control

We have entered into key executive severance agreements with each of our executive officers. The key executive severance agreements provide that if a change in control of Ducommun occurs and there is qualifying termination of employment of the named executive officer within the three months prior to or 24 months following that change in control, the named executive officer will be entitled to receive payment in a single lump sum of an amount equal to the sum of (i) two times the annual base salary of the executive officer prior to the change in control and (ii) two times the target annual cash incentive of the executive officer under our annual cash incentive plan in effect during the year prior to the change in control. Further, with respect to long-term equity incentives granted to such executive officers, (x) stock options become fully exercisable immediately, (y) performance stock units become vested immediately based on our actual achievement of performance measures for periods through the date of termination of employment and at the target number of shares for periods after the date of termination of employment, and (z) restricted stock units vest immediately.

As used herein, a change in control of Ducommun is generally deemed to have occurred in the event of certain tender offers, mergers or consolidations, the sale, exchange or transfer of substantially all of our assets, the acquisition by a person or group of certain percentages of our outstanding voting securities, the consummation of a plan of liquidation or dissolution of Ducommun, or certain changes in the members of the Board.

The key executive severance agreements also provide that if there is a qualifying termination of employment of the named executive officer at any time other than in connection with a change in control of Ducommun as described above, the named executive officer shall be entitled to receive payment of his or her full salary for a period of one year (or, two years in the case of the CEO), together with payment of the amount of any annual cash incentive for a past year that has not yet been awarded or paid and continuation of benefits for a period of one year (or, two years in the case of the CEO).

A qualifying termination of employment includes any termination of employment other than a termination for cause, except for death, disability or retirement. Termination for cause is defined in the key executive severance agreements as termination by Ducommun upon (i) the willful and continued failure by the executive to substantially perform his or her duties with Ducommun other than any such failure resulting from the executive’s incapacity due to physical or mental illness, after a demand for substantial performance is delivered to the executive by the chief executive officer or the Compensation Committee that specifically identifies the manner in which the executive has not substantially performed his or her duties, or (ii) the willful engaging by the executive in misconduct that is materially injurious to Ducommun, monetarily or otherwise, and that constitutes on the part of the executive common law fraud or a felony. For purposes of this definition, no act or failure to act, on the part of an executive, is considered “willful” unless done, or omitted to be done, by the executive not in good faith and without reasonable belief that the action or omission was in the best interest of Ducommun. In the event of a change in an executive’s position or duties, a reduction in the executive’s salary, a removal from eligibility to participate in our annual cash incentive plan, or other events as described in the key executive severance agreements, then the executive will have the right to treat such event as a termination of his or her employment by Ducommun without cause and to receive the payments and benefits described above.

If a change in control of Ducommun occurs and there is a qualifying termination of employment of a named executive officer within the three months prior to or 24 months following the change in control of Ducommun, the named executive officer would receive the amounts in the table below in the column “Termination of Employment in Connection with Change in Control.” If there is a qualifying termination of employment of the named executive officer under other circumstances, the named executive officer would receive the amounts in the table below in the column “Other Termination of Employment.” The information in the table below assumes that a triggering event occurred on December 31, 2022.

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Name	Benefits	Termination of Employment in Connection with a Change in Control ($)	Other Termination of Employment	(6)
Stephen G. Oswald	Salary(1)	1,856,576	1,856,576
	Bonus(1)	1,848,256	–
	Benefits	–	25,137
	Stock Options	–	–
	Performance Stock Units(3)	8,112,480	–
	Restricted Stock Units(4)	948,241	–
	Total	12,765,553	1,881,713
Laureen S. Gonzalez	Salary(2)	560,000	280,000
	Bonus(2)	185,350	–
	Benefits	–	25,269
	Stock Options	–	–
	Performance Stock Units(3)	149,630	–
	Restricted Stock Units(4)	189,248	–
	Total	1,084,228	305,269
Jerry L. Redondo	Salary(2)	951,720	475,860
	Bonus(2)	518,653	–
	Benefits	–	35,499
	Stock Options	–	–
	Performance Stock Units(3)	632,647	–
	Restricted Stock Units(4)	445,793	–
	Total	2,548,813	511,359
Rajiv A. Tata	Salary(2)	651,630	325,815
	Bonus(2)	291,085	–
	Benefits	–	22,426
	Stock Options	–	–
	Performance Stock Units(3)	546,663	–
	Restricted Stock Units(4)	370,903	–
	Total	1,860,281	348,241
Christopher D. Wampler	Salary(2)	820,800	410,400
	Bonus(2)	402,646	–
	Benefits	–	22,413
	Stock Options	–	–
	Performance Stock Units(3)	563,362	–
	Restricted Stock Units(4)	399,530	–
	Total	2,186,338	432,813

(1)	The amount of salary continuation for the Chairman, President and CEO is equal to two times his base salary as of December 31, 2022 plus two times his target bonus.
(2)	The amounts of salary continuation are equal to two times the base salary as of December 31, 2022 plus two times the target annual bonus of the named executive officer under our Bonus Plan in effect during the year prior to the change in control.
(3)	The amounts for PSUs are calculated based on the number of unvested PSUs payable in shares and the closing price of our common stock on the NYSE on the last trading day of 2022 ($49.96). The number of unvested PSUs has been calculated based on our actual achievement of performance measures for periods through year-end 2022 plus the target number of shares for periods after year-end 2022. PSUs granted in 2020 are not included since they are considered to be fully vested at December 31, 2022. The number of unvested PRSUs payable in shares granted to Mr. Oswald are included in these amounts based on the closing price of our common stock on the NYSE on the last trading day of 2022 ($49.96).
(4)	The amounts for RSUs are calculated based on the number of unvested RSUs and the closing price of our common stock on the NYSE on the last trading day of 2022 ($49.96).

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Pay Ratio Disclosure

Mr. Oswald’s 2022 annual total compensation was $6,715,767 and the 2022 annual total compensation of the median compensated employee as of December 31, 2022, other than our CEO, Stephen G. Oswald, was $45,197. The ratio of these amounts was 149-to-1.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on payroll records and the methodology described below. For these purposes, we identified the median compensated employee using base annual pay, excluding overtime, for calendar year 2022, which we annualized for any permanent employee who did not work for the entire year. As permitted by SEC rules, we excluded approximately 62 employees located in Thailand, who in the aggregate represented less than 5% of our 2,415 employees.

The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above.

Pay Versus Performance Table

The Pay Versus Performance Table, associated narratives and other tables which follow describes how compensation actually paid to our Named Executive Officers aligns to our financial performance for the years ended December 31, 2022, 2021 and 2020, as required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K.

Pay versus Performance Table

			(d) Average of Summary	(e) Average	Value of Initial Fixed $100 Investment Based On:
(a) Year	(b) Summary Compensation Table Total for PEO(1)	(c) Compensation Actually Paid to PEO(2)	Compensation Table Total for Non-PEO NEOs(3)	Compensation Actually Paid to Non-PEO NEOs(4)	(f) Total Shareholder Return(5)	(g) Peer Group Total Shareholder Return(6)		(h) Net Income(10)	(i) Operating Income(11)
2022	$6,715,767	$7,935,272	$1,211,916	$1,337,524	$99	$73	(7)	$28.8M	$39.8M
2021	$6,299,099	$5,443,103	$1,150,893	$984,658	$93	$87	(8)	$25.5M	$48.8M
2020	$4,977,506	$8,347,343	$1,021,275	$1,455,593	$106	$98	(9)	$29.2M	$45.5M

(1)

The dollar amounts reported are the total compensation reported in the Summary Compensation Table for our PEO. Our PEO for all three years covered by the Pay Versus Performance table was Stephen G. Oswald.

(2)	The dollar amounts reported represent the amount of “compensation actually paid” to Mr. Oswald, as computed in accordance with SEC rules. The dollar amounts do not reflect the actual amount of compensation earned by or paid during the applicable year. In accordance with SEC rules, the following adjustments were made to total compensation to determine the compensation actually paid:

Year	Reported Summary Compensation Table Total for PEO	Reported Value of Equity Awards(a)	Equity Award Adjustments(b)	Compensation Actually Paid to PEO(c)
2022	$6,715,767	$3,914,313	$5,133,818	$7,935,272
2021	$6,299,099	$4,370,320	$3,514,324	$5,443,103
2020	$4,977,506	$2,251,772	$5,621,609	$8,347,343

(a)	The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.
(b)	The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in the same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

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Year	Year End Fair Value of Equity Awards Granted in the Year that were Unvested at Year End	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value	Total Equity Award Adjustments
2022	$4,984,375	$176,717	–	$(27,274)	–	–	$5,133,818
2021	$3,551,870	$(861,732)	–	$824,186	–	–	$3,514,324
2020	$4,632,761	$996,722	–	$(7,874)	–	–	$5,621,609

(c)	In accordance with SEC rules, the amount in this column for each covered year has been calculated by subtracting the amount reported in the “Reported Value of Equity Awards” column for such covered year from the amount reported in the “Reported Summary Compensation Table Total for PEO” column for such covered year and then adding to such figure the amount reported in the “Equity Award Adjustments” column for such covered year.

(3)	The dollar amounts reported represent the average of the amounts reported for our NEOs as a group (excluding our CEO)(“Non-PEO NEOs”) in the “Total” column of the Summary Compensation Table in each applicable year. Non-PEO NEOs in 2022 included: Jerry L. Redondo, Laureen S. Gonzalez, Rajiv A. Tata and Christopher D. Wampler. Non-PEO NEOs in 2021 included: Jerry L. Redondo, Rose F. Rogers, Rajiv A. Tata and Christopher D. Wampler. Non-PEO NEOs in 2020 included: Jerry L. Redondo, Rose F. Rogers, Rajiv A. Tata and Christopher D. Wampler.

(4)	The dollar amounts reported represent the average amount of “compensation actually paid” to the Non-PEO NEOs as a group, as computed in accordance with SEC rules. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the Non-PEO NEOs as a group during the applicable year. In accordance with the SEC rules, the following adjustments were made to average total compensation for the Non-PEO NEOs as a group for each year to determine the compensation actually paid, using the same methodology described above in Note 2:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Average Reported Value of Equity Awards	Average Equity Award Adjustments(a)	Average Compensation Actually Paid to Non-PEO NEOs
2022	$1,211,916	$490,566	$616,174	$1,337,524
2021	$1,150,893	$534,595	$368,360	$984,658
2020	$1,021,275	$328,671	$762,989	$1,455,593

(a)	The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Average Year End Fair Value of Equity Awards Granted in the Year that were Unvested at Year End	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value	Total Average Equity Award Adjustments
2022	$603,136	$29,751	–	$(16,713)	–	–	$616,174
2021	$408,433	$(94,674)	–	$54,601	–	–	$368,360
2020	$696,886	$112,329	–	$(46,226)	–	–	$762,989

(b)	In accordance with SEC rules, the amount in this column for each covered year has been calculated by subtracting the amount reported in the “Average Reported Value of Equity Awards” column for such covered year from the amount reported in the “Average Reported Summary Compensation Table Total for Non-PEO NEOs” column for such covered year and then adding to such figure the amount reported in the “Average Equity Award Adjustments” column for such covered year:

(5)	Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.
(6)	Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated.
(7)	Please see the “Benchmarking and Peer Groups” section of the Compensation Discussion and Analysis section for a list of the peer group used to determine 2022 compensation. Aerojet Rocketdyne Holdings, Inc. was removed due to its significantly larger revenue multiples in comparison to the other companies in our peer group and replaced by Hexcel Corporation.
(8)	The peer group used to determine 2021 compensation for our PEO and non-PEO NEOs included: AAR Corp., Aerojet Rocketdyne Holdings, Inc., Astronics Corporation, Barnes Group Inc., CIRCOR International, Inc., Cubic Corporation, Heico Corporation, Kaman Corporation, Kratos Defense & Security Solutions, Inc., Mercury Systems, Inc. and RBC Bearings Incorporated.
(9)	The peer group used to determine 2020 compensation for our PEO and non-PEO NEOs included: AAR Corp., Aerojet Rocketdyne Holdings, Inc., Astronics Corporation, Barnes Group, Inc., CIRCOR International, Inc., Cubic Corporation, Heico Corporation, Kaman Corporation, Kratos Defense & Security Solutions, Inc., Mercury Systems, Inc. and RBC Bearings Incorporated.
(10)	2021 Net Income excludes $110M attributable to Ducommun’s completion of a sale-leaseback transaction involving its Gardena, CA performance center.
(11)	Operating income decreased due to $5.3 million in restructure expenses related to the repositioning of production at three of our performance centers in conjunction with our 2022 restructure plan to enhance the cost structure of our operations.

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As described in more detail above in our “2022 Compensation Discussion and Analysis”, we use various measures to align the compensation of our named executive officers with Company performance.

The following tabular list identifies, in alphabetical order, the financial measures we have determined to be the most important to link compensation actually paid to both our PEO and NEOs for the most recently completed fiscal year:

Cash Flow from Operations	Net Revenue
Diluted Earnings per Share	Operating Income
Net Income

Not all of these measures are presented in the Pay versus Performance table. The Company has generally sought to incentivize long-term performance, and therefore has not specifically aligned the Company’s performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year.

In accordance with such rules, the Company is providing the following descriptions of the relationships between information presented in the Pay versus Performance table.

(1)	Total Shareholder Return: Company versus Peer Group and (2) “Compensation Actually Paid” versus Company Total Shareholder Return

The graphs below illustrate our TSR compared to our peer group’s TSR over the period 2020 to 2022:

DCO TSR vs. Peer Group TSR	Compensation Actually Paid vs. DCO TSR

As the above graphs illustrate, Ducommun’s TSR outperformed that of its peer group over the period covered by the Pay versus Performance Table, despite the change to our peer group between 2021 and 2022. In addition, the Compensation Actually Paid to our PEO was proportionately aligned with the Company’s TSR over the same prior three-year period.

(3)	“Compensation Actually Paid” versus Net Income and Operating Income

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The graph below illustrates the relationship between our net income, operating income and compensation actually paid to our PEO and non-PEO NEOs:

Net Income vs. Operating Income vs. Comp Actually Paid

(1)	Rounded to nearest $100,000.
*	2021 Net Income excludes $110M attributable to Ducommun’s completion of a sale-leaseback transaction involving its Gardena, CA performance center.

As illustrated in the above graph, our net income trend over the past three years was generally constant. The compensation actually paid to our PEO and non-PEO NEOs remained relatively constant over the period 2020 to 2022 and was proportionately aligned with our net income and operating income over that same period.

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Proposal 3
Advisory Vote on the Frequency of Future Advisory
Votes on Executive Compensation

Pursuant to Section 14A of the Exchange Act, we are asking shareholders to vote on whether future advisory votes on named executive officer compensation should occur every year, every two years or every three years.

We understand that our shareholders may have different views as to what is an appropriate frequency for advisory votes on executive compensation and we will carefully review the voting results. Shareholders will be able to specify one of four choices for this proposal on the proxy card: three years, two years, one year or abstain. This advisory vote on the frequency of future advisory votes on named executive officer compensation is non-binding on the Board of Directors. Notwithstanding the outcome of the shareholder vote, the Board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with shareholders and the adoption of material changes to compensation programs.

The Board acknowledges that there are a number of points of view regarding the relative benefits of triennial and more frequent say-on-pay votes. Accordingly, the Board is not recommending that shareholders support any specific view and will consider the view of shareholders before making a determination.

THE BOARD OF DIRECTORS IS REFRAINING FROM RECOMMENDING ANY FREQUENCY OF SAY-ON-PAY VOTES.

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Proposal 4
Ratification of the Selection of Independent Registered
Public Accounting Firm

The Audit Committee has selected PricewaterhouseCoopers LLP (“PwC”) as Ducommun’s independent registered public accounting firm for the year ending December 31, 2023. Neither Ducommun’s Certificate of Incorporation nor its Bylaws require that shareholders ratify the selection of PwC as Ducommun’s independent registered public accounting firm. However, we are requesting ratification because we believe it is a matter of good corporate practice.

If Ducommun’s shareholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain PwC, but may nonetheless retain PwC as Ducommun’s independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may change the appointment at any time if it determines that such change would be in the best interests of Ducommun and its shareholders. A representative of PwC plans to attend the Annual Meeting. That individual will have an opportunity to make a statement and will be available to respond to appropriate questions from shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2023.

Independent Registered Public Accounting Firm

PwC has served as Ducommun’s independent registered public accounting firm since 1989, and the Audit Committee has selected PwC as Ducommun’s independent registered public accounting firm for the year ending December 31, 2023. PwC has unrestricted access to the Audit Committee to discuss audit findings and other financial matters.

Principal Accountant Fees and Services

PwC billed Ducommun for the following professional services rendered for the years ended December 31, 2021, and December 31, 2022:

	2021	2022
Audit Fees(1)	$2,697,000	$2,621,000
All Other Fees(2)	$4,150	$5,000
TOTAL	$2,701,150	$2,626,000

(1)	Professional services rendered for the audit of our annual financial statements and review of the financial statements included in our Quarterly Reports on Form 10-Q for services normally provided by the accountant in connection with statutory and regulatory filings for these years, as well as certain transaction review and related expenses.
(2)	Represents all other fees billed in connection with a subscription to PwC’s accounting and disclosure tools.

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Recommendation to Appoint PwC as Independent Registered Public Accounting Firm

PwC has been Ducommun’s auditor since 1989. As in prior years, the Audit Committee undertook a review of PwC in determining whether to select PwC as Ducommun’s independent registered accounting firm for 2023 and to recommend ratification of that firm’s selection to our shareholders. In that review, the Audit Committee considered a number of factors including:

•	Continued independence of PwC;
•	Length of time PwC has been engaged by Ducommun;
•	Senior management’s assessment of PwC’s performance;
•	Audit and non-audit fees;
•	Capacity to appropriately staff the audit;
•	Geographic and subject-matter coverage;
•	Lead Audit Engagement Partner performance;
•	Overall performance;
•	Qualifications and quality control procedures; and
•	Whether retaining PwC is in the best interests of Ducommun.

Based on this review, the Audit Committee believes that PwC is independent and that it is in the best interests of Ducommun and our shareholders to retain PwC to serve as our independent registered public accounting firm for 2023. The Audit Committee believes there are significant benefits to having an independent auditor with an extensive history with Ducommun. These include:

•	Higher quality audit work and accounting advice due to PwC’s institutional knowledge of our business and operations, accounting policies and financial systems, and internal control framework; and
•	Operational efficiencies and a resulting lower fee structure because of PwC’s history and familiarity with our business.

In accordance with the Sarbanes-Oxley Act and related SEC rules, the Audit Committee limits the number of consecutive years an individual partner may serve as the lead audit engagement partner to Ducommun to five years. The current lead audit engagement partner is in his third year in that role.

Policy for Pre-Approval of Independent Accountant Services

The Audit Committee recognizes the importance of maintaining the independence of our independent auditor, both in fact and appearance, and takes a number of measures to ensure independence. The Audit Committee has established a policy pursuant to which all services, audit and non-audit, provided by the independent auditor must be pre-approved by the Audit Committee or its delegate. For audit services, the independent accountant provides the Audit Committee with an engagement letter outlining the scope of audit services to be performed in connection with the year-end audit, the quarterly financial statement reviews for the three quarters of the following year and other audit-related services (which are services that are reasonably related to the performance of the audit or review of our financial statements), and the proposed fees related thereto. If approved by the Audit Committee, this engagement letter is formally signed by the chairman of the Audit Committee acting on behalf of the Audit Committee.

For non-audit services, our management submits to the Audit Committee for approval each year a schedule of non-audit services that it recommends the Audit Committee engage the independent accountant to provide in connection with the year-end audit and during the following year. The schedule includes a description of the planned non-audit services and an estimated budget for such services. In order to promptly handle unexpected requirements, the Audit Committee has delegated to the chairman of the Audit Committee the authority to amend, supplement or modify the schedule of approved permissible non-audit services. The Chairman of the Audit Committee reports any such actions taken to the Audit Committee at its next meeting.

The Audit Committee pre-approved 100% of the aggregate fees of the independent registered public accounting firm for 2022 and 2021.

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Audit Committee Report

The Audit Committee is made up of four non-employee directors, all of whom are “independent” under applicable listing standards of the NYSE and applicable SEC rules. The Audit Committee is governed by a written charter, which has been adopted by the Board. A copy of the current Audit Committee charter is available on Ducommun’s website at http://investors.ducommun.com/static-files/6fa9c6ac-392e-4ea6-9062-167e7f130853.

Ducommun’s management is responsible for the preparation, presentation and integrity of the consolidated financial statements, maintaining a system of controls, and having appropriate accounting and financial reporting principles and policies. The independent registered public accounting firm is responsible for planning and carrying out an audit of the consolidated financial statements and an audit of internal controls over financial reporting in accordance with the rules of the Public Company Accounting Oversight Board (“PCAOB”) and expressing an opinion as to the consolidated financial statements’ conformity with U.S. generally accepted accounting principles (“GAAP”) and as to our internal controls over financial reporting. The Audit Committee monitors and oversees these processes and is responsible for selecting and overseeing Ducommun’s independent registered public accounting firm.

As part of the oversight process, the Audit Committee met six times during 2022. Throughout the year, the Audit Committee met with PwC, management, and the internal auditor, both together and separately in closed sessions. In the course of fulfilling its responsibilities, the Audit Committee did, among other things, the following:

•	Reviewed and discussed with management and PwC Ducommun’s consolidated financial statements for the year ended December 31, 2022, and the quarters ended April 2, 2022, July 2, 2022, and October 1, 2022;

•	Oversaw and discussed with management Ducommun’s review of internal controls over financial reporting;
•	Reviewed management’s representations that Ducommun’s consolidated financial statements were prepared in accordance with GAAP and fairly present Ducommun’s results of operations and financial position;
•	Discussed with PwC the matters required to be discussed by the applicable requirements of the PCAOB and the SEC;
•	Received the written disclosures and letter from PwC required by applicable PCAOB requirements regarding PwC’s communications with the Audit Committee concerning independence, and discussed with PwC the latter’s independence;
•	Considered whether the provision of non-audit services by PwC to Ducommun is compatible with maintaining PwC’s independence;
•	Monitored the Ethics Point reporting system implemented to provide an anonymous complaint reporting process;
•	Reviewed the scope of and overall plans for the annual audit and the internal audit program;
•	Reviewed new accounting standards applicable to Ducommun with the Chief Financial Officer, internal audit department and PwC;
•	Consulted with management and PwC with respect to Ducommun’s processes for risk assessment and risk mitigation;
•	In conjunction with the Board, reviewed Ducommun’s cybersecurity and data privacy risks and policies and controls designed to mitigate such risks;
•	Reviewed the implementation and effectiveness of Ducommun’s ethics and compliance program, including processes for monitoring compliance with applicable laws, Company policies, and Ducommun’s Code of Business Conduct and Ethics; and
•	Reviewed and discussed with management its assessment and report on the effectiveness of Ducommun’s controls over financial reporting as of December 31, 2022, which it made based on criteria established in the Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 Framework).

The Audit Committee has reviewed and discussed with PwC its review and report on Ducommun’s internal controls over financial reporting as of December 31, 2022. Based on the foregoing review and discussions described in this report, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in Ducommun’s Annual Report on Form 10-K for the year ended December 31, 2022, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee,

Jay L. Haberland—Committee Chair
Richard A. Baldridge
Robert C. Ducommun
Samara A. Strycker

The above report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that Ducommun specifically incorporates this information by reference, and shall not be deemed filed under such Acts.

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Questions and Answers about the Proxy Materials and the Annual Meeting

DUCOMMUN INCORPORATED

200 Sandpointe Avenue, Suite 700
Santa Ana, California 92707-5759
(657) 335-3665

When and where will the Annual Meeting be held?

We intend to hold the 2023 Annual Meeting of Shareholders of Ducommun (the “Annual Meeting”) on Wednesday, April 26, 2023, at 9:00 a.m., Pacific Time, via a live audio webcast on the above date and time, with no physical location for shareholders to attend. You or your proxyholder would be able to participate, vote, and examine our list of shareholders at a virtual Annual Meeting by visiting www.virtualshareholdermeeting.com/ DCO2023 and using your 16-digit control number. We intend for any virtual Annual Meeting to afford shareholders the same general rights and opportunities to participate as they would have at an in-person meeting.

Why is the Company holding a Virtual Annual Meeting this year?

The Company is holding a virtual annual meeting this year to permit shareholders to participate safely, conveniently, and effectively, in our annual shareholder meeting, from any location with access to the internet, and without concern of the lingering effects of the COVID-19 pandemic or capacity constraints that may be imposed in the case of an in-person meeting.

Who is entitled to vote at the Annual Meeting?

Holders of Ducommun’s common stock as of the close of business on February 27, 2023 (the “Record Date”) are entitled to vote at the Annual Meeting. At the close of business on the Record Date, Ducommun had outstanding 12,229,500 shares of common stock.

Who can participate in the Virtual Annual Meeting?

Only shareholders of the Company as of the Record Date (or their authorized representatives) will be permitted to participate in the Annual Meeting online. To participate in the Annual Meeting online, including to vote and ask questions, stockholders of record should go to the Annual Meeting website at www.virtualshareholdermeeting.com/DCO2023, enter the 16-digit control number included on their proxy card, Notice of Internet Availability of Proxy Materials (the “Notice”), or voting instruction form, and follow the instructions on the website.

If shares are held in street name and the shareholder’s Notice or voting instruction form indicates that the shareholder may vote those shares through the www.proxyvote.com website, then the shareholder may access, participate in, and vote at the Annual Meeting with the 16-digit control number indicated on the voting instruction form or Notice. Otherwise, shareholder who hold their shares in street name should contact their bank, broker, or other nominee (preferably at least 5 days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in, or vote at the Annual Meeting.

The Annual Meeting audiocast will begin promptly at 9:00 a.m. Pacific Time. Online check-in will begin at approximately 8:45 a.m. Pacific Time. Shareholders are encouraged to access the Annual Meeting early. If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting log-in page.

For the 10 days before the Annual Meeting, stockholders may view the list of registered stockholders as of the Record Date at the Company’s principal place of business, 200 Sandpointe Avenue, Suite 700, Santa Ana, California 92707-5759.

Can Shareholders Ask Questions at the Virtual Annual Meeting?

A question and answer session will be held during the Annual Meeting, and shareholders will be able to submit questions before and during the Annual Meeting by visiting www.virtualshareholdermeeting.com/ DCO2023. The Company will try to answer as many shareholder-submitted questions as time permits that comply with the meeting rules of conduct posted on the virtual Annual Meeting website. If a question is not answered due to time constraints, the Company encourages shareholders to contact Mr. Suman Mookerji at (657) 335-3665. More information regarding the question and answer process, including the number and types of questions permitted, the time allotted for questions, and how questions will be recognized, answered, and disclosed, will be available in the meeting rules of conduct, which will be posted on the Annual Meeting website before and during the meeting.

Why did I receive proxy materials?

We are providing you with these proxy materials in connection with the solicitation by Ducommun’s Board of Directors of proxies to be used at our Annual Meeting. This Proxy Statement contains important information regarding the Annual Meeting, the proposals on which you are being asked to vote, information you may find useful in determining how to vote, and information about voting procedures.

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Why didn’t I receive paper copies of the proxy materials?

A Notice of Internet Availability of Proxy Materials (the “Notice”), this Proxy Statement, a proxy card or voting instruction card, and our 2022 Annual Report to Shareholders will be made available to our shareholders on or about March 14, 2023. As permitted by the Securities and Exchange Commission, we are making our proxy materials available to our shareholders electronically. The Notice of Internet Availability of Proxy Materials contains instructions on how to access an electronic copy of our proxy materials, including this Proxy Statement and our 2022 Annual Report to Shareholders. The Notice also contains instructions on how to request a paper copy of the Proxy Statement. We believe using electronic delivery will allow us to provide you with the information you need in a timely manner, while conserving natural resources and lowering the costs of the Annual Meeting.

What proposals will be voted on at the Annual Meeting?

At the Annual Meeting, you will be asked to vote on four proposals:

(1)	Election of three directors named in this Proxy Statement to serve on the Board of Directors until Ducommun’s 2026 Annual Meeting of Shareholders and until their successors have been duly elected and qualified, subject to their earlier, death, resignation or removal;
(2)	Approval of Ducommun’s executive compensation on an advisory basis;
(3)	Approval of the frequency of future advisory votes on executive compensation; and
(4)	Ratification of the selection of PricewaterhouseCoopers LLP as Ducommun’s independent registered public accounting firm for the year ending December 31, 2023.

We also will transact any other business that properly comes before the Annual Meeting or any adjournment thereof. The Board does not know of any other business that will be presented for consideration at the Annual Meeting. If any other business properly comes before the Annual Meeting, or any adjournment or postponement thereof, the proxy holders will vote according to their discretion unless such proxies are limited to the contrary.

What are the Board’s voting recommendations, and what are the requirements for each proposal to pass?

Proposal	Board voting recommendation	Vote required to pass	Effect of abstentions and broker non-votes
Election of directors for Class 2026	FOR all nominees	The three candidates receiving the highest number of votes will be elected	No effect
Advisory vote to approve executive compensation	FOR	Affirmative vote of a majority of the shares present (in person or by proxy) and entitled to vote	Abstentions will count as votes against the proposal Broker non-votes will have no effect
Advisory vote on the frequency of future votes on executive compensation	N/A	The frequency that receives the affirmative vote of a majority of the shares present (in person or by proxy) and entitled to vote will constitute the advisory recommendation of the Company’s shareholders	Abstentions will count as votes against the proposal Broker non-votes will have no effect
Ratification of the independent registered public accounting firm	FOR	Affirmative vote of a majority of the shares present (in person or by proxy) and entitled to vote	Abstentions will count as votes against the proposal Broker non-votes will have no effect

How can I vote my shares?

If you are a shareholder of record, there are several ways for you to vote your shares or submit your proxy:

(1)	By Telephone—Call (800) 690-6903 prior to the day of the Annual Meeting and follow the instructions on your Notice or proxy card;
(2)	By Internet—Before the Annual Meeting by visiting www.proxyvote.com and following the instructions on your Notice or proxy card; During the Annual Meeting by visiting www.virtualshareholdermeeting.com/DCO2023; or
(3)	By Mail—If you received your proxy materials by mail, you can sign, date and return the enclosed proxy card.

If your shares are held in the name of a bank, broker or other nominee, your bank, broker or other nominee will tell you how to vote your shares. If you wish to personally vote your shares at the Annual Meeting, you must obtain a legal proxy from your broker or nominee giving you the right to vote the shares.

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What does it mean to vote by proxy?

If you vote by proxy, the individuals named on the proxy card will vote your shares in the manner you indicate. You may appoint only one proxy holder or representative to attend the Annual Meeting on your behalf.

How many votes am I entitled to?

In the election of the Class of 2026 directors, holders of common stock have cumulative voting rights, which means you are entitled to a number of votes equal to the number of directors to be elected multiplied by the number of shares you hold on the Record Date. You can cast all of your votes for one candidate or distribute your votes between two candidates. You cannot cast votes for more than three candidates. On all other matters to come before the Annual Meeting, each holder of common stock will be entitled to one vote for each share owned.

What if I submit a proxy but don’t give complete voting instructions?

If you submit a proxy without indicating your instructions, your shares will be voted as follows: (1) “FOR” the election of three directors named in the Proxy Statement to serve until Ducommun’s 2026 Annual Meeting of Shareholders, (2) “FOR” approval of Ducommun’s executive compensation on an advisory basis, (3) in the proxy holder’s discretion relating to the advisory vote on the frequency of future votes on executive compensation, (4) “FOR” the ratification of the selection of PricewaterhouseCoopers LLP as Ducommun’s independent registered public accounting firm for the year ending December 31, 2023, and (5) in the proxy holder’s discretion on such other business as may properly come before the Annual Meeting or any adjournment thereof.

What if I change my mind after I give my proxy?

You may revoke your proxy at any time before the taking of the vote at the Annual Meeting by (1) sending a written revocation to the Corporate Secretary at the address shown above, (2) submitting a later dated proxy, or (3) participating in and voting at the virtual Annual Meeting (although participating in the virtual Annual Meeting will not in and of itself revoke a proxy).

Who will count the votes?

Mr. Richard Leza with the Carideo Group will count the votes and act as the inspector of election at the Annual Meeting.

What is the quorum requirement for the meeting?

In order to conduct business at the Annual Meeting, we must have a “quorum”—meaning that a majority in voting power of the outstanding shares of common stock entitled to vote must be present, either in person or by proxy. Shares of common stock that reflect abstentions and broker non-votes (described in the response to the next question) will be treated as present and entitled to vote for the purposes of establishing a quorum.

What if I own my shares through a bank or broker and don’t give voting instructions?

Without your specific voting instructions, your bank or broker will not be allowed to vote your shares at the Annual Meeting on non-routine matters. The determination of whether a proposal is “routine” or “non-routine” will be made by the NYSE or by Broadridge Financial Solutions, our independent agent to receive and tabulate shareholder votes, based on NYSE rules that regulate member brokerage firms. If a proposal is deemed “routine” and you do not give instructions to your broker or nominee, they may, but are not required to, vote your shares with respect to the proposal. If the proposal is deemed “non-routine” and you do not give instructions to your broker or nominee, they may not vote your shares with respect to the proposal and the shares will be treated as broker non-votes. Shares that constitute broker non-votes with respect to a particular proposal will not have any effect on the outcome of that proposal. Because your bank or broker does not have discretion to vote without your instructions on non-routine matters, we strongly encourage you to provide your voting instructions so your shares will be counted.

Who is paying for this solicitation?

We intend to solicit proxies by mail, telephone, facsimile, and internet. D. F. King & Co., Inc. has been retained to assist in the solicitation of proxies, for which it will be paid a fee of $7,500 plus reimbursement of out-of-pocket expenses. Brokers, nominees, banks, and other custodians will be reimbursed for their costs incurred in forwarding solicitation material to beneficial owners. All expenses incident to the proxy solicitation will be paid by Ducommun.

I live with another shareholder. Why did we only receive one copy of the proxy materials?

To reduce the expense of delivering duplicate proxy materials to multiple shareholders at the same address, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain shareholders of record who have the same address and last name, and who do not participate in electronic delivery of proxy materials, will receive only one copy of our Notice of Internet Availability of Proxy Materials and, as applicable, any additional proxy materials that are delivered until such time as one or more of these shareholders notify us that they want to receive separate copies. Householding reduces duplicate mailings and saves printing costs and postage fees, as well as natural resources. Shareholders who participate in householding will continue to give proxy voting instructions for their individual shares.

If you receive a single set of proxy materials as a result of householding, and you would like to have separate copies of our Notice of Internet Availability of Proxy Materials, Annual Report, or Proxy Statement mailed to you in the future, please submit a request in writing or by telephone to our Corporate Secretary at the address or phone number shown above, and we will promptly send you the materials you request. However, if you want to receive a paper proxy card or voting instruction

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card or other proxy materials for the purposes of this year’s Annual Meeting, you will need to follow the instructions included in the Notice of Internet Availability that you received. You can also contact our Corporate Secretary if you received multiple copies of the Annual Meeting materials and would prefer to receive a single copy in the future.

How can I nominate a candidate for election, or submit a shareholder proposal, for consideration at the 2024 Annual Meeting?

From time to time our individual shareholders submit proposals that they believe should be voted upon by the shareholders. The SEC has adopted regulations that govern the inclusion of such proposals in our annual proxy materials. All such written proposals must be received by our Corporate Secretary at the address shown above no later than November 15, 2023, and must comply with the SEC regulations in order to be considered for inclusion in Ducommun’s 2024 proxy materials.

In addition, a shareholder who intends to solicit proxies in support of nominees submitted under the advance notice provisions of our Amended Bylaws must provide the notice required under Rule 14a-19 to the Corporate Secretary not later than February 26, 2024. Our Amended Bylaws require that notice of shareholder proposals, other than for inclusion in our proxy materials, and nominations for directors must be received by our Corporate Secretary not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty five (35) days before or more than seventy (70) days after such anniversary date, notice by the shareholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to the date of such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the date of such annual meeting. However, if the first public announcement of the date of such advanced or delayed annual meeting is less than one hundred (100) days prior to the date of such annual meeting, notice of any shareholder proposal will be timely if received no later than the close of business on the 10th day following the day on which notice of the date of the annual meeting was mailed or public disclosure of such date was made.

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Annual Report to Shareholders

Our Annual Report to Shareholders for 2022 will be made available to shareholders at or about the same time as this Proxy Statement. Our 2022 Annual Report and Proxy Statement are posted on our website at http://materials.proxyvote.com/264147. If you were a beneficial owner of our common stock on February 27, 2023, and you want a complete copy of our Annual Report on Form 10-K, including the exhibits thereto, we will provide such materials without charge upon written request to the Corporate Secretary at the address shown above. Our Annual Report on Form 10-K, including the exhibits thereto, is also available through the SEC’s website at http://www.sec.gov.

By order of the Board of Directors

Rajiv A. Tata
Secretary

Santa Ana, California

March 14, 2023

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Appendix A

Reconciliation of GAAP and Non-GAAP Financial Measures

This Proxy Statement includes the following financial measures defined as non-GAAP financial measures by the SEC: Adjusted EBITDA, Adjusted EBITDA as a percentage of Revenue and backlog. The tables below reconcile the non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (“GAAP”).

Ducommun believes the presentation of these non-GAAP measures provide important supplemental information to management and investors regarding financial and business trends relating to its financial condition and results of operations. Ducommun’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company’s actual and forecasted operating performance, capital resources and cash flow. The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures included in this Proxy Statement calculated in accordance with GAAP. Ducommun discloses different non-GAAP financial measures in order to provide greater transparency and to help Ducommun’s investors to more meaningfully evaluate and compare Ducommun’s results to its previously reported results. The non-GAAP financial measures that Ducommun uses may not be comparable to similarly titled financial measures used by other companies.

Reconciliation of GAAP to Non-GAAP – Adjusted EBITDA

When viewed with our financial results prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and accompanying reconciliations, we believe Adjusted EBITDA and Adjusted EBITDA as a percentage of Revenue provide additional useful information to clarify and enhance the understanding of the factors and trends affecting our past performance and future prospects. We define Adjusted EBITDA, explain how it is calculated, and provide a reconciliation to the most comparable GAAP measure in the table below. Adjusted EBITDA and the related financial ratios are supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. They are not a measurement of our financial performance under GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with GAAP, or as an alternative to net cash provided by operating activities as measures of our liquidity. The presentation of these measures should not be interpreted to mean that our future results will be unaffected by unusual or nonrecurring items.

We use Adjusted EBITDA non-GAAP operating performance measures internally as complementary financial measures to evaluate the performance and trends of our businesses. We also present Adjusted EBITDA and the related financial ratios, as applicable, because we believe that measures such as these provide useful information with respect to our ability to meet our operating commitments.

Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as substitutes for analysis of our results as reported under GAAP. Some of these limitations include:

•	It does not reflect our cash expenditures, future requirements for capital expenditures or contractual commitments;
•	It does not reflect changes in, or cash requirements for, our working capital needs;
•	It does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments on our debt;
•	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements;
•	It is not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows;
•	It does not reflect the impact on earnings or charges resulting from matters unrelated to our ongoing operations; and
•	Other companies in our industry may calculate Adjusted EBITDA differently from us, limiting their usefulness as comparative measures.

As a result of these limitations, Adjusted EBITDA and the related financial ratios should not be considered as measures of discretionary cash available to us to invest in the growth of our business or as a measure of cash that will be available to us to meet our obligations. You should compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only as supplemental information. See our consolidated financial statements contained on Form 10-K filed with the SEC.

Even with the limitations above, we believe that Adjusted EBITDA is useful to an investor in evaluating our results of operations as this measure:

•	Is widely used by investors to measure a company’s operating performance without regard to items excluded from the calculation of such terms, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired, among other factors;

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•	Helps investors to evaluate and compare the results of our operations from period to period by removing the effect of our capital structure from our operating performance; and
•	Is used by our management team for various other purposes in presentations to our Board of Directors as a basis for strategic planning and forecasting.

The following financial items have been added back to or subtracted from our net income when calculating Adjusted EBITDA:

•	Interest expense may be useful to investors for determining current cash flow;
•	Income tax expense may be useful to investors because it represents the taxes which may be payable for the period and the change in deferred taxes during the period, and may reduce cash flow available for use in our business;
•	Depreciation may be useful to investors because it generally represents the wear and tear on our property and equipment used in our operations;
•	Amortization expense may be useful to investors because it represents the estimated attrition of our acquired customer base and the diminishing value of product rights;
•	Stock-based compensation expense may be useful to our investors for determining current cash flow;
•	Guaymas fire related expenses may be useful to our investors in evaluating our core operating performance;
•	Insurance recoveries related to business interruption may be useful to our investors in evaluating our core performance;
•	Gain on sale-leaseback may be useful to our investors in evaluating our core operating performance;
•	Success bonus related to completion of sale-leaseback transaction may be useful to our investors in evaluating our core operating performance;
•	Purchase accounting inventory step-ups may be useful to our investors as they do not necessarily reflect the current or on-going cash charges related to our core operating performance;
•	Restructuring charges may be useful to our investors in evaluating our core operating performance;
•	Loss on extinguishment of debt may be useful to our investors for determining current cash flow;
•	Other debt refinancing costs may be useful to our investors in evaluating our core operating performance;
•	Gain on divestitures may be useful to our investors for determing current cash flows; and
•	Asset impairments (including goodwill and intangible assets) may be useful to our investors because it generally represents a decline in value in our assets used in our operations.

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Reconciliations of net income to Adjusted EBITDA and the presentation of Adjusted EBITDA as a percentage of net revenues were as follows:

	(Dollars in thousands) Years Ended December 31,
	2022	2021	2020	2019	2018	2017	2016	2015	2014	2013
Net income (loss)	$28,789	$135,536	$29,174	$32,461	$9,035	$20,077	$25,261	$(74,879)	$19,867	$11,378
Interest expense	11,571	11,187	13,653	18,290	13,024	8,870	8,922	18,709	28,077	29,918
Income tax expense (benefit)	4,533	34,948	2,807	5,302	1,236	(12,468)	12,852	(31,711)	6,373	(1,993)
Depreciation	14,535	14,051	13,824	13,519	13,501	13,162	13,326	15,707	15,277	15,547
Amortization	16,886	14,338	15,026	14,786	11,795	9,683	9,534	11,139	13,747	15,379
Stock-based compensation expense(1)	10,744	11,212	9,299	7,161	5,040	4,675	3,007	3,495	3,725	2,438
Guaymas fire related expenses	4,466	2,486	1,704	–	–	–	–	–	–	–
Gain on sale-leaseback	–	(132,522)	–	–	–	–	–	–	–	–
Insurance recoveries related to business interruption	(5,400)	–	–	–	–	–	–	–	–	–
Success bonus related to completion of sale-leaseback transaction(2)	–	1,451	–	–	–	–	–	–	–	–
Inventory purchase accounting adjustments(3)	1,381	106	–	511	622	1,235	–	–	–	–
Restructuring charges(4)	6,686	–	2,424	–	14,792	8,838	182	2,125	–	–
Loss on extinguishment of debt	295	–	–	180	926	–	–	14,720	–	–
Other debt refinancing costs	224	–	–	77	697	–	–	–	–	–
Gain on divestitures, net(5)	–	–	–	–	–	–	(17,604)	–	–	–
Goodwill impairment(6)	–	–	–	–	–	–	–	57,243	–	–
Intangible asset impairment(7)	–	–	–	–	–	–	–	32,937	–	–
Asset impairment(8)	–	–	–	–	–	–	–	–	–	6,975
Adjusted EBITDA	$94,710	$92,793	$87,911	$92,287	$70,668	$54,072	$55,480	$49,485	$87,066	$79,642
% of net revenues	13.3%	14.4%	14.0%	12.8%	11.2%	9.7%	10.1%	7.4%	11.7%	10.8%

(1)	2022 included $1.2 million of stock-based compensation expense for awards with both performance and market conditions that will be settled in cash.
(2)	2021 included $1.3 million of success bonus related to the completion of the sale-leaseback transaction that was recorded as part of cost of sales.
(3)	2022, 2021, 2019, 2018, and 2017 included inventory purchase accounting adjustments of inventory that was stepped up as part of our purchase price allocation from our acquisitions of Magnetic Seal LLC (f/k/a Magnetic Seal Corporation, “MagSeal”), Nobles Worldwide, Inc. (“Nobles”), Certified Thermoplastics Co., LLC (“CTP”), and Lightning Diversion Systems, LLC (“LDS”) in December 2021, October 2019, April 2018, and September 2017, respectively, and is part of our Structural Systems, Structural Systems, Structural Systems, and Electronic Systems operating segment, respectively.
(4)	2022, 2018, and 2017 included $0.5 million, $0.1 million, and $0.5 million, respectively, of restructuring charges that were recorded as cost of sales.
(5)	2016 included included gain on divestitures, net in our Electronic Systems operating segment related to the divestitures of our Pittsburgh and Miltec operations.
(6)	2015 included goodwill impairment related to the Structural Systems operating segment.
(7)	2015 included intangible asset impairment related to the Electronic Systems operating segment.
(8)	2013 included asset impairment charges for production of contracts for Embraer Legacy 450/500 contracts and Boeing 777 wing tip contract.

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Reconciliation of GAAP to Non-GAAP – Adjusted Operating Income

See explanation of items added back to our operating income in “Reconciliation of GAAP to Non-GAAP – Adjusted EBITDA” above.

	(Dollars in thousands) Years Ended December 31,
	2022	2021	2020	2019	2018	2017	2016	2015	2014	2013
Operating income (loss)	$39,788	$48,881	$45,506	$56,233	$23,918	$15,634	$29,216	$(75,309)	$51,767	$39,303
Adjustments:
Restructuring charges	6,686	–	2,424	–	14,792	8,838	182	–	–	–
Inventory purchase accounting adjustments	1,381	106	–	511	622	1,235	–	–	–	–
Guaymas fire related expenses	4,466	2,486	1,704	–	–	–	–	–	–	–
Other debt refinancing costs	224	–	–	77	697	–	–	–	–	–
Success bonus related to completion of sale-leaseback transaction	–	1,451	–	–	–	–	–	–	–	–
Amortization of acquisition- related intangible assets(1)	6,449	4,893	4,856	2,913	2,038	445	–	–	–	–
Adjusted Operating Income	$58,994	$57,817	$54,490	$59,734	$42,067	$26,152	$29,398	$(75,309)	$51,767	$39,303
% of net revenues	8.3%	9.0%	8.7%	8.3%	6.7%	4.7%	5.3%	(11.3%)	7.0%	5.3%

(1)	Amortization of acquisition-related intangible assets since 2017.

Reconciliation of GAAP to Non-GAAP – Backlog

Performance obligations are defined as customer placed purchase orders with firm fixed price and firm delivery dates. We define backlog as potential revenue and is based on customer placed purchase orders and long-term agreements (“LTAs”) with firm fixed price and expected delivery dates of 24 months or less. The majority of the LTAs do not meet the definition of a contract under ASC 606 and thus, the backlog amount disclosed in this Proxy Statement is greater than the remaining performance obligations disclosed under ASC 606.

Backlog is subject to delivery delays or program cancellations, which are beyond our control. Backlog is affected by timing differences in the placement of customer orders and tends to be concentrated in several programs to a greater extent than our net revenues. As a result of these factors, trends in our overall level of backlog may not be indicative of trends in our future net revenues.

	(Dollars in thousands) Years Ended December 31,
	2022	2021	2020	2019	2018	2017	2016	2015	2014	2013
Remaining performance obligations(1)	$853,000	$761,400	$718,400	$745,300	$722,800	$–	$–	$–	$–	$–
Backlog	$960,820	$905,187	$807,741	$910,221	$863,589	$726,478	$641,252	$574,351	$559,280	$619,993

(1)	Remaining performance obligations did not exist prior to the adoption of ASC 606 in 2018.

NOTE: There is no reconciliation between GAAP remaining performance obligations and the non-GAAP backlog amount.

*	Based on customer placed purchase orders and long-term agreements with firm fixed price and expected delivery dates of 24 months or less.

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Reconciliation of GAAP to Non-GAAP – Adjusted Diluted Earnings Per Share

See explanation of items added back to or subtracted from our diluted earnings per share in “Reconciliation of GAAP to Non-GAAP – Adjusted EBITDA” above.

	(Shares in thousands) Years Ended December 31,
	2022	2021	2020	2019
Diluted EPS	$2.33	$11.06	$2.45	$2.75
Adjustments:
Restructuring charges(1)	0.43	-	0.17	-
Inventory purchase accounting adjustments(1)	0.09	0.01	-	0.03
Guaymas fire related expenses(1)	0.29	0.16	0.12	-
Insurance recoveries related to business interruption(1)	(0.35)	-	-	-
Gain on sale-leaseback(2)	-	(8.39)	-	-
Success bonus related to completion of sale-leaseback transaction(1)	-	0.09	-	-
Loss on extinguishment of debt(1)	0.02	-	-	0.01
Other debt refinancing costs(1)	0.01	-	-	0.01
Amortization of acquisition-related intangible assets(1)	0.42	0.32	0.34	0.20
Adjusted Diluted EPS	$3.24	$3.25	$3.08	$3.00
Shares Used for Adjusted Diluted EPS	12,366	12,251	11,932	11,792

(1)	Includes effective tax rate of 20.0%, 20.0%, 16.0%, and 20.0% for 2022, 2021, 2020, and 2019 adjustments, respectively.
(2)	Gain on sale-leaseback utilized the incremental tax rate of 22.4%.

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DUCOMMUN INCORPORATED
200 SANDPOINTE AVENUE, SUITE 700
SANTA ANA, CA 92707
ATTN: RAJIV A. TATA

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on April 25, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/DCO2023**

You may attend the Annual Meeting of Shareholders via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on April 25, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D96906-P85633 — KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. — DETACH AND RETURN THIS PORTION ONLY

DUCOMMUN INCORPORATED

The Board of Directors recommends a vote FOR the nominees listed:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

Nominees:

01) Richard A. Baldridge
02) Stephen G. Oswald
03) Samara A. Strycker

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

The Board of Directors recommends a vote FOR proposals 2 and 4:

	For	Against	Abstain
2. Advisory resolution to approve executive compensation.	☐	☐	☐

	Three Years	Two Years	One Year	Abstain
3. Advisory resolution on the frequency of future votes on executive compensation.	☐	☐	☐	☐

	For	Against	Abstain
4. Ratification of the selection of PricewaterhouseCoopers LLP as the Company's Independent Registered Public Accounting Firm for 2023.	☐	☐	☐

NOTE: To ensure that shareholders are able to participate in the Annual Meeting of Shareholders from any location with access to the Internet, even during circumstances where in-person attendance is limited or unsafe due to the lingering effects of the COVID-19 pandemic and its variants, we are holding our 2023 Annual Meeting of Shareholders, on the date and time on the reverse, via live audio webcast. You or your proxyholder can participate, vote and examine our list of shareholders at the Virtual Annual Meeting of Shareholders by visiting www.virtualshareholdermeeting.com/DCO2023 and using your 16-digit control number. In his discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Annual Report and Notice and Proxy Statement are available at www.proxyvote.com

D96907-P85633

DUCOMMUN INCORPORATED
Annual Meeting of Shareholders
April 26, 2023 9:00 AM P.T.
Online at www.virtualshareholdermeeting.com/DCO2023
This proxy is solicited by the Board of Directors

The undersigned hereby appoints RAJIV A. TATA, the agent and proxy of the undersigned, with full power of substitution, to represent and to vote, as specified below, all of the shares of Common Stock of Ducommun Incorporated, a Delaware corporation, held of record by the undersigned on February 27, 2023, at the Annual Meeting of Shareholders (the "Meeting") to be held on April 26, 2023 online via live audio webcast at www.virtualshareholdermeeting.com/DCO2023, and at any adournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER AND IN THE DISCRETION OF THE PROXY WITH RESPECT TO SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING.

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE THREE NOMINEES NAMED IN PROPOSAL 1, AND FOR PROPOSALS 2 AND 4, AND IN THE DISCRETION OF THE PROXY WITH RESPECT TO PROPOSAL THREE AND SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING.

This proxy may be revoked at any time prior to the voting thereof. All other proxies heretofore given by the undersigned are hereby expressly revoked. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

PLEASE MARK, DATE, SIGN, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be marked, dated, and signed on the other side)